Exhibit 4.21

License and Collaboration Agreement

This License and Collaboration Agreement is made and entered into as of February 3, 2026 (the “Effective Date”), between Otsuka Pharmaceutical Co., Ltd. (“Otsuka”), a company incorporated under the laws of Japan with offices at Shinagawa Grand Central Tower, 2-16-4 Konan, Minato-ku, Tokyo 108-8241, Japan, and Biodexa Pharmaceuticals PLC (“Biodexa”), a public limited company incorporated under the laws of England and Wales, with offices at 1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom. Otsuka and Biodexa are individually referred to as a “Party” and collectively as the “Parties.”

WHEREAS, Otsuka is a healthcare company engaged in the Development, Manufacture and Commercialization of products useful for better health (all capitalized terms as hereinafter defined);

WHEREAS, Otsuka owns the Licensed IP;

WHEREAS, Biodexa is a biopharmaceutical company with capabilities in the Development of pharmaceutical products;

WHEREAS, Biodexa desires to obtain, and Otsuka is willing to grant to Biodexa, an exclusive license of the Licensed IP in the Field and in the Territory for the further Development of the Licensed Compound and Licensed Products and Manufacture and Commercialization of Licensed Products, on the terms set forth herein;

NOW, THEREFORE, in consideration of the foregoing, the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.            Definitions

For purposes of this Agreement, the following terms shall have the following meanings:

1.1.          “Accounting Standards,” with respect to any Person, mean the accounting standards generally used by such person, consistently applied, which standards must be consistent with the requirements of the International Financial Reporting Standards, the generally accepted accounting principles in the U.S. or similar generally-applicable standards as adopted and in effect in the relevant jurisdiction, as applicable.

1.2.         “Adverse Event” means any undesirable medical occurrence in a patient or clinical study subject administered the Licensed Compound, a Licensed Product or other product containing the Licensed Compound, which occurrence does not necessarily have a causal relationship with this treatment.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.3.         “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made and, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means (i) ownership, directly or indirectly of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other legal entity, or status as a general partner in any partnership; or (ii) any other arrangement whereby a Party controls or has the right to control the management or policies of an entity.

1.4.         “Agreement” means this License and Collaboration Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof, including the Exhibits hereto.

1.5.         “Applicable Law” means all applicable laws, statutes, ordinances, regulations, rules, guidance or orders of any kind whatsoever of any Governmental Authority anywhere in the world.

1.6.         “Biodexa Background Patents” means Patents Controlled by Biodexa or its Affiliates as of the Effective Date (other than Licensed Otsuka Patents), and any Patents claiming Inventions other than Biodexa Sole Inventions as to which Biodexa or its Affiliates acquires Control during the Term, in each case, that are necessary or reasonably useful to Exploit the Licensed Compound.

1.7.         “Biodexa Indemnitee” shall have the meaning set forth in Section 9.2.

1.8.         “Breaching Party” has the meaning set forth in Section 11.3(d).

1.9.         “Biodexa Sole Inventions” means Sole Inventions of Biodexa and its Affiliates.

1.10.       “Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1; provided however, that (a) the first Calendar Quarter of the Term shall begin on the Effective Date and end on December 31, 2025; and (b) the last Calendar Quarter of the Term shall end on the date of expiration or termination of this Agreement.

1.11.       “Calendar Year” means a twelve (12)-month period ending on December 31; provided however, that (a) the first Calendar Year of the Term shall begin on the Effective Date and end on the following December 31; and (b) the last Calendar Year of the Term shall end on the date of expiration or termination of this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.12.        “China” means the People’s Republic of China, including Hong Kong and Macau and excluding Taiwan.

1.13.       “Claim” has the meaning set forth in Section 9.1.

1.14.       “Clinical Trial” means any human clinical study or trial of a product in the Field.

1.15.       “Commercialization” means all activities undertaken in support of the promotion, marketing, sale and distribution (including importing, exporting, transporting, customs clearance, warehousing, invoicing, handling and delivering) of a product. “Commercialize” means to engage in Commercialization activities.

1.16.       “Commercialization Plan” means a plan prepared by Biodexa pursuant to Section 3.4.

1.17.       “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party or its Affiliate with respect to any objective, activity or decision to be undertaken hereunder, reasonable, good faith efforts to accomplish such objective, activity or decision consistent with the actions a similarly-situated pharmaceutical company would normally use to accomplish a similar objective, activity or decision under similar circumstances (when applying prudent scientific and business judgment to the Development and Commercialization of other products and product candidates that are at a similar stage of Development or Commercialization and have similar market potential, taking into account efficacy, safety, patent and regulatory exclusivity, anticipated or approved labeling, present and future market potential, competitive market conditions, pricing and reimbursement issues, and other relevant factors commonly considered in similar circumstances).

1.18.       “Confidential Information” means any technical, scientific, regulatory, commercial, business or other information disclosed by or on behalf of one Party to the other Party in connection with this Agreement, provided that (i) in the case of information provided in tangible form or by electronic media, it is marked with, or accompanied by, the legend “Confidential” (or other similar marking conveying the same intent); (ii) in the case of information disclosed by visual display or orally, it is identified as confidential when revealed and summarized in a writing so marked, referencing the date and type of information disclosed, delivered to the receiving Party within [***] ([***]) days after such disclosure; or (iii) in the case of information disclosed by any means, is otherwise reasonably recognizable as confidential information in view of the nature of the information involved or the circumstances of disclosure. The term “Confidential Information” includes any notes, analyses, compilations, studies, interpretations, memoranda or other documents prepared by the receiving Party to the extent they contain, reflect or are based upon, in whole or in part, any Confidential Information furnished under this Agreement to the receiving Party. Notwithstanding the foregoing, “Confidential Information” does not include information that the receiving Party is able to demonstrate (a) has been generally available to the public at the time of disclosure or has become generally available to the public thereafter through no fault on the part of the receiving Party or its Representatives; (b) has been in the receiving Party’s or its Representatives’ possession at the time of disclosure; (c) has been subsequently disclosed to the receiving Party or its Representatives on a non-confidential basis by a Third Party having the right to lawfully make such disclosure; or (d) has been independently developed by the receiving Party or its Representatives without use, directly or indirectly, of any Confidential Information received from the disclosing Party or its Representatives.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.19.       “Control,” with respect to any Patent or Know-How, means ownership or possession by a Party, or, where expressly provided, its Affiliates, of the ability (without taking into account any rights granted by one Party to the other Party under this Agreement) to grant access, a license or a sublicense to such item without violating the terms of any agreement or other arrangement with, or necessitating the consent of, any Third Party, at such time that the Party would be first required under this Agreement to grant the other Party such access, license or sublicense; provided that no Party or Affiliate shall be deemed to Control any Patents or Know-How of a Third Party invented or otherwise arising following the Effective Date if access by the other Party requires or triggers a payment obligation unless the other Party agrees to bear such payment obligation.

1.20.       “Cure Period” has the meaning set forth in Section 11.3(d).

1.21.       “Develop” and “Development” mean all activities involved in bringing a new drug product from discovery to market, including research, development, Clinical Trials and other studies, Manufacturing for purposes of research, Clinical Trials and other studies, preparation of regulatory submissions, and determining chemistry, Manufacturing and controls strategy, formulations, analytical methods, quality control and Labeling.

1.22.       “Development Plan” means a plan prepared by Biodexa pursuant to Section 3.3.

1.23.       “Dispute” has the meaning set forth in Section 12.1.

1.24.       “EMA” means the European Medicines Agency or any successor agency or authority having substantially the same function.

1.25.       “Europe” means Albania, Andorra, Austria, Belgium, Bosnia and Herzegovina, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Kosovo, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Moldova, Monaco, Montenegro, Netherlands, North Macedonia (formerly Macedonia), Norway, Poland, Portugal, Romania, San Marino, Serbia, Slovakia, Slovenia, Spain, Sweden, Switzerland, Ukraine, United Kingdom of Great Britain and Northern Ireland, and Vatican City (Holy See).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.26.       “Exploit” or “Exploitation” means to make, use, sell, offer for sale, import, export and otherwise exploit (and to have performed any of the foregoing) in connection with the Development, Manufacture and Commercialization of a referenced item.

1.27.       “FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

1.28.       “FFDCA” means the Federal Food, Drug, and Cosmetic Act under United States Code, Title 21, as amended.

1.29.       “Field” means all human therapeutic uses.

1.30.       “First Commercial Sale” means the first sale of a Licensed Product by Biodexa, its Affiliates or its Sublicensees to a commercial distributor, retailer or prescriber for use, consumption or resale of the Licensed Product in a country in the Territory where Regulatory Approval of the Licensed Product has been obtained by Biodexa, its Affiliate or a Sublicensee.

1.31.       “Force Majeure” means any event beyond the reasonable control of the affected Party including embargoes; acts of war; terrorism; insurrections, riots, or civil unrest; strikes, lockouts or other labor disturbances; pandemics, quarantine, epidemics, fire, floods, earthquakes or other acts of nature; or acts, omissions or delays in acting by any Governmental Authority, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances).

1.32.       “Generic Product” means, with respect to a Licensed Product in a particular regulatory jurisdiction, on a Licensed Product-by-Licensed Product and country-by-country basis, any pharmaceutical product (other than a Licensed Product) that (a) is approved by the Regulatory Authority in such country for at least one indication for which such Licensed Product obtained Regulatory Approval from the applicable Regulatory Authority in such jurisdiction through an abbreviated new drug application as described in 21 U.S.C. § 355(j) (or any successor thereto or equivalent outside the United States) and (b) is sold in such jurisdiction by a Third Party that is not a Sublicensee and did not purchase such product in a chain of distribution that included any of Licensee or its Affiliates or Sublicensees.

1.33.       “Governmental Authority” means any supranational, national, state, local or other judicial, legislative, executive, or other governmental, government-appointed or quasi-governmental agency or authority.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.34.       “Indemnitee” shall have the meaning set forth in Section 9.3(a).

1.35.       “Indemnifying Party” shall have the meaning set forth in Section 9.3(a).

1.36.       “Inventions” means any and all inventions, discoveries and developments, whether or not patentable, made, conceived and/or reduced to practice in the course of performance of activities under this Agreement whether made, conceived and/or reduced to practice solely by, or on behalf of, Otsuka, Biodexa, the Parties jointly, or any Affiliate or Sublicensee of the same.

1.37.       “Joint Inventions” shall have the meaning set forth in Section 6.1.

1.38.       “Joint Patents” means Patents claiming any (i) Joint Invention, or (ii) Biodexa Sole Invention that is a Related Invention.

1.39.       “Know-How” means all data (clinical, preclinical and other), technology, factual knowledge, information and materials that give a Person the ability to Exploit something that it otherwise would not have known how, or had a right, to Exploit with the same accuracy, precision, rights, costs and efficiencies, including all Inventions (whether or not patentable), Invention disclosures, processes, procedures, writings, methods, algorithms and formulae, know-how, trade secrets, scientific and regulatory know-how, technology, software, protocols, information, knowledge, practices, formulas, product specifications, finished goods analytical test methods, stability data, quality control data, contracting and reimbursement strategy and marketing strategy, instructions, skills, techniques, proposals, technical data, designs, drawings, apparatus, ideas, concepts, Development information, results of experiments, test data, including pre-clinical and clinical data, pre-clinical and Clinical Trial results, analytical and quality control data, Manufacturing data and descriptions, market data, devices, assays, chemical formulations, notes of experiments, specifications, compositions of matter, whether in intangible, tangible, written, electronic or other form, and all documentation related to any of the foregoing.

1.40.       “Knowledge” means, as applied to a Party, that an officer of such Party, or an officer of an Affiliate of such Party, has actual knowledge of a particular fact or other matter.

1.41.       “Labeling” means the healthcare professional information or patient information used in connection with a product, including the package insert, medication guides, summary of product characteristics, patient information leaflets, company core safety information and company core data sheet.

1.42.       “[***] Sole Right Designation Exception” shall have the meaning set forth in Section 6.8(b).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.43.       “Licensed Compound” means the chemical compound known as OPB-171775 and more specifically described on Exhibit A, together with [***].

1.44.       “Licensed IP” means the Licensed Otsuka Patents and Licensed Otsuka Know-How.

1.45.       “Licensed Otsuka Know-How” means Know-How Controlled by Otsuka during the Term that is specifically related to the Licensed Compound and products containing the Licensed Compound and necessary to Exploit the same in the Field in the Territory.

1.46.       “Licensed Otsuka Patents” means Patents Controlled by Otsuka during the Term in the Territory that are specifically related to the Licensed Compound and necessary to Exploit the same in the Field in the Territory, consisting of: (i) the Patents listed on Exhibit B; (ii) any Patents that issue on applications listed on Exhibit B; (iii) any reissues, reexaminations, renewals, extensions, divisionals, continuations and continuations in part of the Patents listed on Exhibit B; (iv) any foreign counterparts in the Territory directed to the Inventions covered by any of the Patents listed on Exhibit B; (v) any Patent in the Territory claiming an Otsuka Sole Invention that is a Related Invention; (vi) Otsuka’s interest in any Patent in the Territory claiming a Biodexa Sole Invention that is a Related Invention; and (vii) Otsuka’s interest in any Patent in the Territory claiming a Joint Invention that is a Related Invention.

1.47.       “Licensed Product” means any pharmaceutical or biological preparation in final form containing a Licensed Compound for any and all uses in the Field that is developed, Manufactured or Commercialized by or under the authority of Biodexa, including any Licensed Product that contains one or more additional therapeutically active ingredients, whether co-formulated or co-packaged (any such Licensed Product which contains one or more such additional therapeutically active ingredients, a “Combination Product”).

1.48.       “Losses” shall have the meaning set forth in Section 9.1.

1.49.       “Manufacture” or “Manufacturing” means all activities related to the manufacturing of a product, or any ingredient thereof, including manufacturing for Development, Clinical Trials and Commercialization, packaging, in-process and finished product testing, release of the product or any ingredient thereof, quality assurance activities related to manufacturing and release of the product, ongoing stability tests and regulatory activities related to any of the foregoing.

1.50.       “Mechanism of Action,” with respect to any orally-administered pharmaceutical compound, means that such compound acts as a molecular glue that (a) induces the ternary complexation of phosphodiesterase 3A (PDE3A) and a schlafen family member 12 (SLFN12), and (b) causes SLFN12 RNase-mediated cell death and activates the SLFN12 RNase-associated GCN2 signaling pathway.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.51.       “Net Sales” means, with respect to any Licensed Product, on a country-by-country basis, the gross amounts invoiced by Biodexa, its Affiliates and Sublicensees (each, a “Selling Party”) for sales of units of such Licensed Product in the Field in the Territory to Third Parties that are not Sublicensees, less the following deductions if actually paid, incurred, accrued or otherwise taken with respect to such sales:

(a)          Customary trade, quantity or cash discounts actually allowed and taken for Licensed Products, which discounts are allocated and applied on a basis consistent with the Selling Party’s practices with respect to the Selling Party’s other pharmaceutical products in accordance with its Accounting Standards;

(b)          Amounts actually repaid by reason of rejection or return of a Licensed Product;

(c)          Rebates and chargebacks allowed, given or accrued (including ones granted on account of price adjustments and billing errors, Governmental Authority and managed care rebates, hospital or other buying group chargebacks, coupons, co-payment support programs, retroactive price reductions, governmental taxes in the nature of a rebate based on usage levels or sales of such Licensed Product), and any other similar allowances described in this (c) granted to non-related parties that effectively reduce the selling price or gross sales of the Licensed Product, including the portion of any management fees paid during the relevant time period to group purchasing organizations, wholesalers and managed care organizations to the extent determined by sales or utilization of such Licensed Product; provided that all such rebates and other allowances are allocated and applied on a basis consistent with the Selling Party’s practices with respect to the Selling Party’s other pharmaceutical products in accordance with its Accounting Standards;

(d)          Bad debt;

(e)          Sales, turnover, inventory, value-added, import, export, excise (including annual fees due under Section 9008 of the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-148) and other comparable laws) and other taxes levied on, absorbed, determined or imposed with respect to the sale of such Licensed Product (excluding income or net profit taxes or franchise taxes of any kind);

(f)          Actual shipping, freight and insurance costs in transporting a Licensed Product to Third Parties that are not Sublicensees, but only if separately stated on the applicable invoice and paid by the Third Party; and

(g)          Amounts payable as a result of governmental, regulatory or agency-mandated rebate programs, and, as and to the extent deducted by a Sublicensee that is a Selling Party, amounts actually paid or credited to customers for inventory management services.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

In the case of any sale (other than a sale of a Licensed Product that is excluded by this definition of “Net Sales” below) of a Licensed Product to a Third Party that is not a Sublicensee for which the Selling Party does not provide an invoice to the purchaser, the Selling Party’s revenue from the sale shall be treated as Net Sales to the same extent as if an invoice for such revenue had been provided. In the case of each of clauses (a)-(g), such deductions may be taken only to the extent consistent with the selling Person’s Accounting Standards, and no deduction shall be taken more than once for purposes of calculating the Net Sales for a Licensed Product. If the selling Person makes any adjustments to such deductions after the associated Net Sales have been reported pursuant to this Agreement, then the adjustments must be reported and reconciled with the next report and payment of any royalty due. Without limiting the generality of the foregoing, sales of a Licensed Product at or less than cost of manufacture for charitable, promotional (including samples), pre-clinical, clinical, or regulatory purposes will be excluded from Net Sales, as will sales or transfers of a Licensed Product among the Selling Parties. However, barter transactions disposing of ownership of units of Licensed Products that are not excluded by the immediately preceding sentence shall be considered sales of Licensed Products for purposes of computing Net Sales. Subject to the above deductions, Net Sales shall be deemed to occur on, and only on, the first sale by a Selling Party to a Third Party that is not a Sublicensee. For the avoidance of doubt, in connection with a sale of a Licensed Product, in the event of any cash payment by a Third Party to a Selling Party expressly in return for a permitted deduction pursuant to this definition of “Net Sales” above, such cash payment shall be deemed Net Sales hereunder.

If a Licensed Product is sold as part of a Combination Product, Net Sales will be calculated on a country-by-country basis as the product of (i) Net Sales of the Combination Product calculated as above (i.e., calculated as for a non-Combination Product) and (ii) the fraction (A/(A+B)), where:

“A” is the average selling price in such country during the period to which the Net Sales calculation relates of the Licensed Product with the Licensed Compound as the sole therapeutically active ingredient; and

“B” is the average selling price in such country during the period to which the Net Sales calculation relates of the other therapeutically active ingredients contained in the Combination Product.

If “A” or “B” cannot be determined by reference to non-Combination Product sales as described above, then Net Sales will be calculated as above, but the average selling price in the above equation shall be determined by mutual agreement reached in good faith by the Parties prior to the end of the accounting period in question based on an equitable method of determining the same that takes into account, in the applicable country, variation in dosage units and the relative fair market value of each therapeutically active ingredient in the Combination Product.

1.52.       “Non-Breaching Party” has the meaning set forth in Section 11.3(d).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.53.       “Otsuka Indemnitee” shall have the meaning set forth in Section 9.1.

1.54.       “Otsuka Product” means any pharmaceutical or biological preparation in final form containing a Licensed Compound that is developed, Manufactured or Commercialized by or under the authority of Otsuka.

1.55.       “Patents” means all of the following in any country of the world: (i) patents, including any utility or design patent; (ii) patent applications, including provisionals, substitutions, divisionals, continuations, continuations-in-part and renewals; (iii) patents of addition, restorations, extensions, supplementary protection certificates, registration or confirmation patents, patents resulting from post-grant proceedings, re-issues and re-examinations; (iv) inventor’s certificates; and (v) other rights applied for or issued by a Governmental Authority similar to any of the foregoing.

1.56.       “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.57.       “Phase 1 Clinical Trial” means a Clinical Trial of a product with the endpoint of determining initial tolerance, safety, pharmacokinetic or pharmacodynamic information in single dose, single ascending dose, multiple dose and/or multiple ascending dose regimens, as more fully described in U.S. federal regulation at 21 C.F.R. § 312.21(a) and its equivalents in other jurisdictions.

1.58.       “Product Infringement” has the meaning set forth in Section 6.8(b).

1.59.       “Product Trademarks” shall have the meaning set forth in Section 6.12.

1.60.       “Regulatory Approval” means all approvals (including supplement, amendment, or pre-and post-approval), licenses, registrations or authorizations of any supranational, national, regional, state or local Regulatory Authority that are necessary for the Commercialization of a product in a country or countries (but excluding approval of any application for pricing or reimbursement for the product by any Governmental Authority).

1.61.       “Regulatory Authority” means any Governmental Authority involved in granting approval for the Commercialization of a product in a country, including in the U.S., the FDA and any other applicable Governmental Authority having jurisdiction over the approval of a product.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.62.       “Regulatory Exclusivity” means, with respect to any country or other jurisdiction in the Territory, (i) any period of regulatory data protection or equivalent that prevents a Third Party during such period from relying on the data submitted in support of an application for Regulatory Approval for a Licensed Product for an application for approval for a generic version of such Licensed Product; or (ii) an additional market protection, other than Patent protection or Patent-related exclusivity, granted by a Regulatory Authority in such country or other jurisdiction which confers an exclusive Commercialization period during which Biodexa or its Affiliates or Sublicensees have the exclusive right to market and sell, and any other Third Party is prevented from marketing or selling, a Licensed Product or a generic version of such Licensed Product in such country or other jurisdiction including, for example, orphan exclusivity.

1.63.       “Regulatory Materials” means all regulatory applications, submissions, notifications, registrations, authorizations, correspondence, meeting minutes, and amendments and supplements thereto, that in each case are made to, made with, or received from a Regulatory Authority to Develop, Manufacture or Commercialize a product, including Clinical Trial notifications and authorizations, investigational new drug applications, new drug applications, supplemental new drug applications and other items the filing of which is necessary to commence or conduct clinical testing of, or obtain Regulatory Approval for, a pharmaceutical product in any jurisdiction.

1.64.       “Related Invention” means an Invention that is specifically related to the Licensed Compound and necessary to Exploit the same in the Field, including any new formulation of the Licensed Compound or new or improved method of Manufacturing or using the Licensed Compound; it being understood and agreed that “Related Invention” shall exclude any composition of matter that does not incorporate the Licensed Compound.

1.65.       “Representatives,” with respect to a Person, means that Person’s directors, officers, employees, agents, legal counsel and advisers.

1.66.       “Sole Inventions” shall have the meaning set forth in Section 6.1.

1.67.       “Sublicensee” has the meaning set forth in Section 2.2.

1.68.       “Tax” or “Taxes” shall mean any form of tax, levy, duty or withholding of whatever nature imposed by, or payable to, any Governmental Authority.

1.69.       “Territory” means all countries of the world other than Japan. Otsuka retains all rights in Japan.

1.70.       “Term” means the period during which this Agreement remains in effect in one or more countries as described in the first sentence of Section 11.1.

1.71.       “Third Party” means a Person other than Otsuka and Biodexa and their respective Affiliates.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.72.       “Trademark” means any word, name, symbol, color or other designation that functions as a source identifier, including any trademark, service mark, trade dress, trade name, logo or domain name, whether or not registered.

1.73.       “United States” or “U.S.” means the United States of America, its territories and possessions.

1.74.       “Valid Claim” means (i) a claim of an issued and unexpired Patent included within the Licensed Otsuka Patents, to the extent such claim has not been revoked, held invalid or unenforceable by a patent office, court or other Governmental Authority of competent jurisdiction in a final order, from which no further appeal can be taken, and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer; or (ii) a claim of any patent application within the Licensed Otsuka Patents (where such claim was filed in good faith), to the extent such claim has not been canceled, withdrawn, or abandoned or pending for more than [***] from its earliest priority date.

2.            Licenses

2.1.         Grant of License to Biodexa. As of the Effective Date, and subject to all of the terms of this Agreement, Otsuka hereby grants to Biodexa, and Biodexa hereby accepts, a license under the Licensed IP to Exploit Licensed Products, including by Exploiting the Licensed Compound as part of, or as an intended part of, Licensed Products, for use in the Field in the Territory. Such license is exclusive, except that (i) Otsuka is permitted to Develop and Manufacture the Licensed Compound or Otsuka Products in the Territory for Commercialization outside the Territory (including by conducting Clinical Trials at sites in the Territory) subject to the provisions of Section 3.3 concerning coordination if Otsuka determines to pursue Development of an Otsuka Product; and (ii) Otsuka may not conduct a Clinical Trial in any country in the Territory if either Biodexa or its Sublicensee has an ongoing Clinical Trial in such country in the Territory or has given written notice of commencement of any such Clinical Trial in such country to Otsuka, unless otherwise agreed in writing by Biodexa. Notwithstanding anything else in this Agreement, (a) this Section 2.1 does not authorize Biodexa to Exploit any composition, product or service other than a Licensed Product, and (b) Biodexa does not have the right to use any Trademark of Otsuka or its Affiliates.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

2.2.         Sublicensing. Biodexa shall not grant or authorize sublicenses under the license in Section 2.1 except as provided in this Section 2.2. Biodexa may grant and authorize sublicenses under the license in Section 2.1 to (i) its Affiliates; (ii) vendors, contract research organizations and the like to the extent necessary or reasonably useful for Biodexa’s Development or Manufacture of a Licensed Product on Biodexa’s behalf in a manner consistent with Biodexa’s rights under this Agreement; and (iii) any Third Party with the technological and business capability and sufficient financial resources to Exploit a Licensed Product that Biodexa appoints to Develop and Commercialize a Licensed Product in the Field in the Territory (and it is understood and agreed that any Third Party which has at least [***] U.S. dollars (USD $[***]) of revenue from sales of pharmaceutical products in the immediately preceding calendar year shall be deemed to be a Third Party with the technological and business capability and sufficient financial resources to Exploit a Licensed Product). Any such Person receiving a direct or indirect sublicense of rights under Section 2.1 consistent with the provisions of this Section 2.2 is referred to as a “Sublicensee.” Biodexa’s right to grant sublicenses as specified above shall only remain in effect for as long as the license granted in Section 2.1 remains in effect and is not otherwise terminated pursuant to Section 11.3.

(a)          Each such sublicense shall be in writing and, as a condition to the grant of such sublicense, the Sublicensee shall agree to be bound by applicable terms of this Agreement (excluding financial terms) to the same extent as if it were Biodexa. Each sublicense must refer to and be subordinate to this Agreement and, except to the extent the Parties otherwise agree in writing, any such sublicense must be consistent with the terms of this Agreement. Any purported sublicense in violation of the terms of this Section 2.2 shall be null and void.

(b)          Biodexa shall promptly notify Otsuka in writing of the granting of any sublicense pursuant to Section 2.2(iii) above. On or before the date [***] ([***]) days after execution of any sublicense granted by Biodexa pursuant to Section 2.2(iii) above, or any amendment to any such sublicense, Biodexa shall provide Otsuka with a true and accurate copy of such sublicense or amendment and an English translation of such sublicense or amendment if executed in another language, with no more than reasonable redactions of competitively-sensitive terms that will not prevent Otsuka from reasonably monitoring compliance with the terms of this Agreement.

(c)          Biodexa is responsible for the performance of this Agreement and the performance of its Sublicensees hereunder. Any Licensed Products sold or otherwise disposed of by a Sublicensee of Biodexa shall be treated as Licensed Products sold or otherwise disposed of by Biodexa for all purposes of this Agreement (as if “Net Sales” applied to such sale or other disposition), and Biodexa shall pay royalties on such sales or other dispositions as Net Sales in accordance with Section 5.3.

(d)          Unless terminated sooner pursuant to Section 11.3, any sublicense granted by Biodexa to an Affiliate pursuant to Section 2.2(i) above shall terminate immediately with respect to that Affiliate without any notice or action on the part of either Party if the relevant entity no longer meets the definition of an Affiliate of Biodexa as set forth in Section 1.3.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(e)          Upon termination of this Agreement pursuant to Section 11.3, Otsuka shall offer any Third Party Sublicensee pursuant to Section 2.2(iii) above that was a party to a sublicense in effect on the effective date of such termination an opportunity to enter into a license agreement directly with Otsuka on substantially the same terms as the sublicense granted by Biodexa; provided that (i) such sublicense is consistent with the requirements of this Section 2.2; (ii) such Sublicensee is not then in breach in any material respect of its sublicense; (iii) such Sublicensee agrees to comply with all the terms of this Agreement to the extent applicable to the rights sublicensed to it by Biodexa; and (iv) such agreement does not impose any obligations upon Otsuka that exceed the obligations of Otsuka under this Agreement.

2.3.         License to Otsuka. It is understood that as of the Effective Date, no Biodexa Background Patents exist. To the extent that during the Term there may be Biodexa Background Patents Controlled by Biodexa, Biodexa Sole Inventions that are Related Inventions and which are Controlled by Biodexa, Joint Inventions or Joint Patents, Biodexa hereby grants to Otsuka, and Otsuka hereby accepts, a royalty-free, paid-up, perpetual, irrevocable, exclusive license under Biodexa’s interest in the Biodexa Background Patents, Biodexa’s interest in Joint Patents, and Biodexa’s Know-How that is specifically related to the Licensed Compound and products containing the Licensed Compound to Exploit the Licensed Compound and Otsuka Products in the Field solely for the purpose of Commercialization outside the Territory (which may include Development and Manufacture in the Territory of Otsuka Products for Commercialization outside the Territory); provided that, to the extent any such Biodexa Background Patents which are Controlled (but not owned) are licensed to Biodexa, such sublicense to Otsuka shall be subject to the terms of the applicable license agreement, and the availability to Otsuka of such licensed rights and the obligation of Otsuka to pay for such rights shall be as provided in the definition of “Control” above (and for clarity may not be royalty-free, paid-up, perpetual, irrevocable and exclusive, as applicable). Otsuka may grant and authorize sublicenses under the license in this Section 2.3 in the same manner that Biodexa may sublicense pursuant to Section 2.2.

2.4.         Reservation of Rights. Otsuka retains all rights to the Licensed IP not expressly granted to Biodexa by this Agreement. No license or other right is or shall be created or granted hereunder by implication or estoppel. Otsuka specifically reserves the right to Exploit Otsuka Products and otherwise practice the Licensed IP outside the Field or outside the Territory and to authorize Third Parties to do the same. Biodexa shall not, and shall cause its Affiliates and Sublicensees not to, directly or indirectly (i) Commercialize, sell or promote a Licensed Product outside of the Field or outside of the Territory, or (ii) export or distribute a Licensed Product outside of the Territory.

2.5.         Acknowledgement. Biodexa acknowledges that (i) subject to the provisions of Section 6.6, Otsuka is not required to obtain or maintain Licensed Otsuka Patents; (ii) Otsuka is not restricted in Exploiting the Licensed Compound outside the Field or Territory; and (iii) subject to the express terms of this Agreement (including Section 7.2), Otsuka does not warrant or indemnify Biodexa or its Affiliates or Sublicensees against the possibility that the Licensed Compound or Licensed Products may infringe or otherwise violate Third Party rights.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

2.6.         Competing Product Activities in Japan. During the Term, Biodexa shall not, and shall cause its Affiliates and Sublicensees not to, directly or indirectly, outside of the Territory, file to obtain a Regulatory Approval or Commercialize any product other than a Licensed Product that incorporates a compound with the Mechanism of Action; it being understood and agreed that this Section 2.6 shall not apply to any direct or indirect acquiror of Biodexa or any Sublicensee in a case in which such product that incorporates a compound with the Mechanism of Action has (i) received Regulatory Approval outside of the Territory prior to the acquisition of Biodexa or the Sublicensee; or (ii) been materially Developed for Commercialization outside the Territory without the direct or indirect assistance of Biodexa or the Sublicensee prior to the acquisition of Biodexa or the Sublicensee.

2.7.         Legends on Products. Biodexa shall cause all Licensed Products sold or otherwise disposed of by Biodexa, its Affiliates or Sublicensees to be marked with appropriate notice that such Licensed Products are patented. If such Licensed Products are Manufactured or Commercialized in the United States, the form of such notice shall conform to the requirements of 35 U.S.C. § 287(a). Biodexa also shall comply with, and cause its Affiliates and Sublicensees to comply with, any other notice or legend requirement of Applicable Law.

2.8.         Insolvency. All rights and licenses granted to Biodexa under this Agreement are licenses of rights to “intellectual property” for all purposes of Section 365(n) of Title 11 of the United States Code and any similar Laws of other jurisdictions.

3.            Development and Commercialization

3.1.         Biodexa Responsibility. During the Term, Biodexa (either itself or through its Affiliates or Sublicensees) is solely responsible for carrying out at its expense (i) all of its Development activities with respect to the Licensed Compound and Licensed Product in the Territory, including toxicology; pharmacology; non-clinical studies; chemistry, Manufacturing and controls development; and Clinical Trials, including the Manufacturing of Licensed Product for use in Clinical Trials and compliance with Applicable Law in connection therewith; and (ii) all of its Manufacturing and Commercialization of the Licensed Compound and Licensed Products in the Territory, including the marketing, strategy, pricing, promotion, physician targeting, reimbursement, branding, supply, distribution and sale of Licensed Products in the Field and in the Territory, and compliance with Applicable Law in connection therewith. Biodexa shall, and shall cause its Affiliates and Sublicensees to, carry out all Development, Manufacturing and Commercialization activities in accordance with Applicable Law in all material respects.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

3.2.         Technology Transfer. Otsuka will provide Biodexa as soon as practicable after the Effective Date (but no later than [***] ([***]) days after the Effective Date) with access to all of the following existing items in Otsuka’s possession or control: (a) Development documents with technical and clinical information specifically related to, and necessary and reasonably useful for, the Development of the Licensed Compound and Licensed Product as identified on Exhibit C; and (b) Manufacturing documents with information specifically related to, and necessary and reasonably useful for, the Manufacturing of the Licensed Compound and Licensed Product as identified on Exhibit D. For purposes of the immediately preceding sentence, it is understood that Otsuka may anonymize any patient data or other personal information contained in such documents (to the extent required by Applicable Law), and the terms of the data-sharing agreement in Exhibit E shall apply to protect any patient data or other personal information contained in such documents in accordance with applicable data protection laws. At Biodexa’s reasonable request, during the [***] period commencing on the Effective Date, Otsuka shall use Commercially Reasonable Efforts to provide Biodexa with technical assistance from and access to Otsuka employees with relevant knowledge related to the Licensed Compound and Licensed Product to enable Biodexa to understand and implement such technical and clinical information; provided that (i) Otsuka shall not be obligated to provide more than [***] ([***]) total hours of such assistance; (ii) such assistance will be charged by Otsuka to Biodexa at an hourly rate of [***] U.S. dollars (USD $[***]) for any assistance in [***]; and (iii) Biodexa shall reimburse Otsuka for reasonable and documented out-of-pocket costs incurred by Otsuka in providing such assistance. Otsuka shall invoice Biodexa for such hourly rates and costs on a monthly basis, and shall provide documentation for such costs. Biodexa shall pay any properly invoiced amounts within [***] ([***]) days after its receipt of Otsuka’s invoice. For clarity, (1) Otsuka retains ownership of all intellectual property rights with respect to information provided pursuant to this Section 3.2; (2) any such information shall be considered Confidential Information of Otsuka; (3) any such information that is Know-How is licensed pursuant to Section 2.1 as Licensed Otsuka Know-How; and (4) any Invention disclosed by Otsuka is an Otsuka Sole Invention owned by Otsuka, and any Patent claiming the same will be licensed pursuant to Section 2.1 to the extent it constitutes a Licensed Otsuka Patent.

3.3.         Development Plan. Within [***] after the Effective Date, Biodexa shall deliver to Otsuka a Development Plan setting forth in commercially reasonable detail Biodexa’s strategy and timeline for Developing and Commercializing one or more Licensed Products for one or more indications in the Field in the United States, Europe and China, including at least the subject matter identified in Exhibit F. Biodexa shall consider in good faith any comments concerning such Development Plan that Otsuka may provide. During any portion of the Term during which Development is ongoing, Biodexa shall regularly (and at least annually) review the Development Plan based on changing circumstances and update and amend it as appropriate. Biodexa promptly shall deliver any updated or amended Development Plan to Otsuka. Biodexa shall consider in good faith any comments concerning any updated or amended Development Plan that Otsuka may provide. If, during the Term, Otsuka determines to pursue Development of one or more Otsuka Product outside the Field or Territory (which Development shall be at Otsuka’s own expense), then at the request of either Party, the Parties shall consult and use Commercially Reasonable Efforts to coordinate Clinical Trial design, regulatory strategy and vendor arrangements to achieve reasonably-available efficiencies in the Development and Manufacturing of Licensed Products for the Territory and the relevant Otsuka Products.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

3.4.         Commercialization Plan. By no later than the date [***] before the First Commercial Sale of a Licensed Product in the Territory, Biodexa shall deliver to Otsuka a Commercialization Plan setting forth in commercially reasonable detail Biodexa’s strategy and timeline for Commercialization of Licensed Products, including at least the subject matter identified in Exhibit G. Biodexa shall consider in good faith any comments concerning such Commercialization Plan that Otsuka may provide. During the remainder of the Term, Biodexa shall regularly (and at least annually) review the Commercialization Plan based on changing circumstances and update and amend it as appropriate. Biodexa promptly shall deliver any updated or amended Commercialization Plan to Otsuka. Biodexa shall consider in good faith any comments concerning any updated or amended Commercialization Plan that Otsuka may provide.

3.5.         Level of Efforts. At Biodexa’s expense, Biodexa shall use Commercially Reasonable Efforts to Develop and obtain Regulatory Approval for Licensed Products for one or more indications in the Field in the United States, Europe and China in accordance with the Development Plan and to Manufacture and Commercialize Licensed Products in the Field in the Territory in accordance with the Commercialization Plan. At any time during the Term, upon Otsuka’s request, the Parties will promptly meet to discuss the progress of Biodexa’s Development, Manufacturing and Commercialization activities with respect to Licensed Products. Biodexa will promptly make available executive-level employees to participate in such meetings, and at such meetings, provide Otsuka reasonable visibility into the progress of Biodexa’s Development, Manufacturing and Commercialization activities with respect to Licensed Products.

3.6.         Records; Reporting. During the Term, in a manner consistent with prevailing pharmaceutical industry practices and the terms of this Agreement, Biodexa shall prepare and maintain, and cause to be prepared and maintained, complete and accurate written records of the Development, Manufacture and Commercialization of Licensed Products by Biodexa and its Affiliates and Sublicensees. Biodexa shall maintain all such records relating to Clinical Trials, and other material records of Development, until such time as Biodexa delivers them to Otsuka pursuant to Section 11.4(f), or Otsuka agrees in writing that such records may be destroyed. Biodexa shall maintain all other such records for a minimum of [***] years.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

3.7.         Reports. Throughout the Term, Biodexa shall provide Otsuka reasonably detailed semiannual reports describing its activities aimed at achieving the Development Plan and Commercialization Plan, including (i) key achievements or milestones and an update on other progress of Biodexa’s Development and Commercialization activities in the reporting period; (ii) goals and plans for Development and Commercialization activities over the next [***] months; and (iii) after First Commercial Sale, the Parties shall meet bi-annually to discuss Biodexa’s then-existing sales forecast for the next [***] months. The first such report shall be due at the end of the [***] full month after the Effective Date, and successive such reports shall be due every [***] months thereafter.

3.8.         Additional Reporting. During the Term, in addition to the provisions of Section 3.7, within [***] months after creation or receipt of the final report of any Clinical Trial relating to the Licensed Compound or a Licensed Product, Biodexa shall provide to Otsuka a summary of the data and results of such Clinical Trial which are Controlled by Biodexa. Biodexa hereby grants to Otsuka a non-exclusive, perpetual, irrevocable, royalty-free license (with the right to sublicense) to use and disclose such data for regulatory purposes relating to the Licensed Compound and Otsuka Products, Development and Manufacture of the Licensed Compound and Otsuka Products, and Commercialization outside the Territory or Field of the Licensed Compound and Otsuka Product.

3.9.         Nonsolicitation. During the Term, Biodexa shall not, and shall cause its Affiliates and Sublicensees not to, solicit, induce, encourage, or participate in soliciting, inducing, or encouraging any employee of Otsuka or any of its Affiliates who has been or becomes involved in the Development of the Licensed Compound or the discussions leading to this Agreement to terminate his or her relationship with Otsuka or Otsuka’s Affiliate for the purpose of Developing or Commercializing the Licensed Compound.

3.10.       Acknowledgement. Biodexa acknowledges that it is aware that during Otsuka’s previous Phase 1 Clinical Trial with respect to the Licensed Compound, certain Adverse Events occurred, which Adverse Events Otsuka hereby represents and warrants to Biodexa have been separately shared with Biodexa. Otsuka represents and warrants that it timely filed with the applicable Regulatory Authorities in accordance with Applicable Laws all such Adverse Events. Except as expressly provided herein (including in the immediately preceding sentence), Otsuka makes no representations or warranties concerning the safety or effectiveness of the Licensed Compound or Licensed Product and has no responsibilities in that regard.

4.            Regulatory Matters

4.1.         Biodexa Responsibility. During the Term, Biodexa (either itself or through its Affiliates or Sublicensees) is solely responsible for carrying out at its expense all activities necessary to obtain or maintain Regulatory Approval of the Licensed Product in the Field in the Territory, including preparing Regulatory Materials and conducting communications with the relevant Regulatory Authorities related to or needed for the Development, Manufacture or Commercialization of Licensed Products in the Field in the Territory. Without limiting the foregoing, Otsuka will provide Biodexa pursuant to Section 3.2 its investigator’s brochure and development safety update report in the form in which they exist at the time of delivery, and for the remainder of the Term, Biodexa shall be responsible for collecting safety information concerning the Licensed Compound and Licensed Products and updating the investigator’s brochure and development safety update report. During the Term, Biodexa shall own all Regulatory Materials resulting from Biodexa’s activities with respect to Licensed Products in the Field in the Territory under this Agreement. For clarity, Otsuka is responsible for carrying out any activities necessary to obtain or maintain Regulatory Approval for Otsuka Products outside the Field or Territory and shall own any relevant Regulatory Materials.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

4.2.         Regulatory Materials. Biodexa shall provide Otsuka with a reasonable opportunity to review and comment on drafts of significant Regulatory Materials for Licensed Products in the Field in the Territory reasonably in advance of when Biodexa or any of its Affiliates or Sublicensees intends to submit such items to the applicable Regulatory Authority. Biodexa shall consider in good faith any comments concerning the same that Otsuka may provide. Biodexa shall provide Otsuka with a copy in electronic form of all significant Regulatory Materials related to Licensed Product in the Field in the Territory, including significant communications received by Biodexa or its Affiliates or Sublicensees from any Regulatory Authority related to Licensed Product.

4.3.         Certain Regulatory Communications. During the Term, in addition to Biodexa’s obligations under Section 4.2, Biodexa shall keep Otsuka informed in a timely manner, compliant with the reporting requirements of Regulatory Authorities in their respective territories, of the notification of any action by, or notification or other information which it receives from any Regulatory Authority which: (i) raises any material concerns regarding the safety or efficacy of the Licensed Compound or a Licensed Product; (ii) indicates or suggests a potential material liability of either Party to Third Parties in connection with the Licensed Compound or a Licensed Product; (iii) is reasonably likely to lead to a recall or market withdrawal of a Licensed Product; (iv) relates to reports of Adverse Events with respect to the Licensed Compound or a Licensed Product, or other information concerning any dissatisfaction regarding a Licensed Product, that may have a material effect on obtaining or maintaining Regulatory Approval or the continued Commercialization of a Licensed Product; or (v) relates to an inspection or audit of the facility of Biodexa, any Affiliate of Biodexa or any Third Party under contract with Biodexa with regard to a Licensed Product, except for audits or inspections that are of a routine nature or do not relate to the Licensed Compound or a Licensed Product.

4.4.         Rights of Reference to Regulatory Materials. Each Party hereby grants to the other Party a right of reference to all Regulatory Materials filed by such Party for the Licensed Compound or Licensed Products (in the case of Biodexa), or Otsuka Products (in the case of Otsuka), solely for the purpose of seeking, obtaining and maintaining Regulatory Approvals for, and the Commercialization of Licensed Products (in the case of Biodexa), or Otsuka Products (in the case of Otsuka), in such other Party’s respective territory.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

4.5.         Access to Data. Each Party shall have the right to reference and utilize all toxicology, safety and other relevant scientific data developed by or on behalf of the other Party, its Affiliates and Sublicensees with respect to the Licensed Compound, Licensed Products (in the case of Biodexa) and Otsuka Products (in the case of Otsuka). Upon request by a Party, the other Party shall promptly either provide a copy of or otherwise make available all such data without charge.

4.6.         [***]

4.7.         Compliance with Applicable Law. In performing its activities under this Agreement during the Term, Biodexa shall, and shall cause its Affiliates and Sublicensees to, comply in all material respects with (i) all Applicable Law, including any applicable anti-corruption or anti-bribery laws or regulations, of any Governmental Authority with jurisdiction over the activities performed by Biodexa or its Affiliates or Sublicensees in furtherance of such obligations, and (ii) standard pharmaceutical industry accepted guidelines regarding promotional materials, including Pharmaceutical Research and Manufacturers of America (PhRMA) guidelines and local policies.

4.8.         Transparency Reporting. Biodexa and its Affiliates and Sublicensees shall be responsible for tracking and reporting transfers of value pursuant to the requirements of the marketing reporting laws of any Government Authority in the Territory, including Section 6002 of the U.S. Patient Protection and Affordable Care Act, commonly referred to as the “Sunshine Act.”

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

4.9.         Debarment. During the Term, Biodexa shall promptly inform Otsuka in writing promptly if it or any Person engaged by Biodexa or any of its Affiliates or Sublicensees who is performing any activities under or in connection with this Agreement is debarred or is the subject of a conviction described in Section 306 of the FFDCA, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to Biodexa’s Knowledge, is threatened, in any country of the Territory relating to the debarment or conviction of Biodexa, any of its Affiliates or any such Person performing activities.

5.            Payments

5.1.         Upfront Cash Payment. In partial consideration for Biodexa’s rights in and to the Licensed IP licensed hereunder and its other rights and benefits hereunder, within [***] days after the Effective Date, Biodexa shall pay to Otsuka a one-time upfront fee of [***] U.S. dollars (USD $[***]). Such upfront payment shall be non-refundable and non-creditable against any other payments to be made by Biodexa hereunder.

5.2.         Milestones. In partial consideration for Biodexa’s rights in and to the Licensed IP licensed hereunder and its other rights and benefits hereunder, Biodexa shall pay to Otsuka one-time milestone payments as set forth below upon the first achievement of each of the following events:

(a)          [***] U.S. dollars (USD $[***]) on completion of the dose escalation stage of a Phase 1 Clinical Trial for the Licensed Product and a decision by Biodexa to commence dosing in the dose expansion stage of a Phase 1 Clinical Trial for the Licensed Product;

(b)          [***] U.S. dollars (USD $[***]) on first Regulatory Approval of a Licensed Product by the FDA for Commercialization in the United States;

(c)          [***] U.S. dollars (USD $[***]) on first Regulatory Approval of a Licensed Product by the EMA or a national Regulatory Authority in Europe for Commercialization in the European Union or United Kingdom; and

(d)          [***] U.S. dollars (USD $[***]) on first Regulatory Approval of a Licensed Product by the Chinese National Medicinal Products Administration for Commercialization in China.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Biodexa must notify Otsuka in writing concerning the achievement of each milestone event described above. Otsuka will issue an invoice for the payment associated with a milestone event after receipt of such notice, or Otsuka may issue an invoice for the payment associated with a milestone event after otherwise learning of it. Biodexa shall remit the applicable milestone payment to Otsuka within [***] days following its receipt of Otsuka’s invoice. Each milestone payment identified above shall be payable only once, regardless of the number of times that such milestone event is achieved for one or more Licensed Products. For clarity, (i) if more than one of the foregoing milestone events occur simultaneously, Biodexa shall pay to Otsuka the sums set forth above for each such occurring event; and (ii) the total amount payable to Otsuka under this Section 5.2 if all milestone events are achieved is [***] U.S. dollars (USD $[***]). Such payments shall be non-refundable and non-creditable against any other payments to be made by Biodexa hereunder.

5.3.         Royalties.

(a)          In General. In partial consideration for Biodexa’s rights in and to the Licensed IP licensed hereunder and its other rights and benefits hereunder (and subject to the terms of this Agreement), Biodexa shall pay to Otsuka a running royalty at the following incremental royalty rates, on aggregate Net Sales of Licensed Products in the Territory during each Calendar Year:

(i)          For that portion of Calendar Year aggregate Net Sales up to and including [***] (USD $[***]): [***] ([***]%) of Net Sales;

(ii)          For that portion of Calendar Year aggregate Net Sales in excess of [***] (USD $[***]) up to and including [***] (USD $[***]): [***] ([***]%) of Net Sales; and

(iii)         For that portion of Calendar Year aggregate Net Sales in excess of [***] (USD $[***]): [***] ([***]%) of Net Sales.

(b)          Royalty Term. Subject to this Section 5.3 and Section 5.4, royalties under this Section 5.3 shall be payable, on a country-by-country and Licensed Product-by-Licensed Product basis, beginning upon First Commercial Sale and ending upon the latest of (i) the expiration of the last-to-expire Valid Claim of a Licensed Otsuka Patent that Covers the applicable Licensed Product in such country; (ii) the expiration of all Regulatory Exclusivity for such Licensed Product in such country, and (iii) the [***] anniversary of the First Commercial Sale of the applicable Licensed Product in such country (the “Royalty Term”).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(c)         Generic Competition. Subject to Section 5.3(f), on a country-by-country and Licensed Product-by-Licensed Product basis, in the event that one or more Generic Products to a Licensed Product is [***] in any country in the Territory during the Royalty Term for such Licensed Product in such country, and the average quarterly Net Sales of such Licensed Product in such country during any [***] Calendar Quarters decrease by more than [***] ([***]%) of the average quarterly Net Sales of such Licensed Product in such country during the [***] Calendar Quarters immediately preceding the Calendar Quarter in which the first Generic Product is [***] in such country, the royalty rates provided in Section 5.3(a) for such Licensed Product shall be reduced in such country by (i) in the case of Net Sales in the United States, [***] ([***]%) for each subsequent Calendar Quarter in the remainder of such Royalty Term, and (ii) in the case of Net Sales in any other country in the Territory other than the United States, [***] ([***]%) for each subsequent Calendar Quarter in the remainder of such Royalty Term.

(d)         Anti-Stack. Subject to Section 5.3(f), on a country-by-country basis, if Biodexa, its Affiliate or any Sublicensee is required by (a) a future order by a court of competent jurisdiction, (b) settlement agreement, (c) license or contract, or (d) other legally binding commitment to make royalty or other payments to a Third Party, in each case in exchange for a license or other right under Patent and other intellectual property rights held by such Third Party and such license or other rights are necessary for the Exploitation of the Licensed Compound in a given country, then Licensee shall be entitled to deduct from royalties due to Otsuka under this Agreement with respect to Net Sales of all Licensed Products in a subsequent Calendar Quarter in each such country, an amount equal to (i) in the case of Net Sales in the United States, [***] ([***]%) of the royalties and other payments actually paid to such Third Party in such Calendar Quarter as consideration for such license under such Patent and other intellectual property rights with respect to such Net Sales in the United States, and (ii) in the case of Net Sales in any country in the Territory other the United States, [***] [***]%) of the royalties and other payments actually paid to such Third Party in such Calendar Quarter as consideration for such license under such Patent and other intellectual property rights with respect to such Net Sales in such countries, up to a maximum amount of (x) in the case of Net Sales in the United States, [***] ([***]%) of the royalties otherwise due to Otsuka in such Calendar Quarter, and (y) in the case of Net Sales in any country in the Territory other than the United States, [***] ([***]%) of the royalties otherwise due to Otsuka in each such affected country in such Calendar Quarter.

(e)         Calculation of Royalties. Royalties under this Section 5.3 shall be determined from the books and records of Biodexa and its Affiliates and Sublicensees maintained in accordance with its Accounting Standards.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(f)          Cap on Deductions to Royalties. In no event will the reductions under this Section 5.3 and Section 5.4 together reduce the royalties payable to Otsuka under this Agreement in any country or Calendar Quarter by an amount greater than (i) in the case of Net Sales in the United States, [***] ([***]%) of the royalties due to Otsuka in such Calendar Quarter under Section 5.3(a) (without giving effect to any reductions in this Section 5.3 and Section 5.4), and (ii) in the case of Net Sales in any country in the Territory other than the United States, [***] ([***]%) of the royalties due to Otsuka in such Calendar Quarter under Section 5.3(a) (without giving effect to any reductions in this Section 5.3 and Section 5.4), in each case, in each such affected country in such Calendar Quarter.

5.4.         Royalty Reduction for Patent Expiry. Subject to Section 5.3(f), with respect to sales and other dispositions of a Licensed Product on a country-by-country basis in the Territory, the royalty set forth in Section 5.3 shall be reduced by deducting (i) in the case of Net Sales in the United States, [***] ([***]%) of the royalties for such Net Sales, and (ii) in the case of Net Sales in any country in the Territory other than the United States, [***] ([***]%) of the royalties for such Net Sales, in each case as otherwise payable pursuant to Section 5.3 following the expiration of the last to expire Valid Claim in the Licensed Otsuka Patents covering the Licensed Product in the applicable country, such that the Exploitation of the Licensed Product in the applicable country no longer would infringe any Valid Claim in the Licensed Otsuka Patents in the absence of this Agreement. Biodexa acknowledges and shall never dispute that if a royalty remains payable under Section 5.3 after the time specified in the first sentence of this Section 5.4, such royalty is a fair and reasonable royalty for Biodexa’s continued license rights with respect to Licensed Otsuka Know-How.

5.5.         Additional Sublicense Royalty. In partial consideration for Biodexa’s rights in and to the Licensed IP licensed hereunder and its other rights and benefits hereunder, and in addition to the royalties under Section 5.3, Biodexa shall pay to Otsuka [***] [***]%) of all payments that a Sublicensee is required to make to Biodexa or its Affiliates, including upfront payments, and any Development, regulatory and sales milestone payments payable by the Sublicensee to Biodexa, but excluding (a) royalties based on Net Sales of Licensed Products and (b) commercially reasonable payments for (i) Development, Manufacturing or similar services actually provided by Biodexa to the Sublicensee and (ii) for bona fide loans to and investments in Biodexa.

5.6.         Quarterly Royalty Accounting Reports. In addition to the reports required by Section 3.7, commencing with First Commercial Sale, Biodexa shall provide Otsuka quarterly royalty accounting reports. Such reports shall be provided by no later than the end of the month next following the end of the Calendar Quarter to which they pertain (e.g., a report concerning sales in January-March is to be provided by the end of April). Such reports must provide a true and accurate accounting of the following for the Calendar Quarter involved:

(a)          The quantities of Licensed Products billed or invoiced during the Calendar Quarter involved on a country-by-country, Licensed Product-by-Licensed Product (and, to the extent that Biodexa following good faith negotiations is able to obtain monthly information from an applicable Sublicensee, month-by-month basis);

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(b)          The computation of the Net Sales of each Licensed Product on a country-by-country and Licensed Product-by-Licensed Product basis, including the deductions made in such computation;

(c)          The amount of royalties payable by Biodexa pursuant to Section 5.3 on the Net Sales of each Licensed Product;

(d)          Any additional payments subject to royalties under Section 5.5, and computation of the applicable royalties under Section 5.5; and

(e)          The U.S. dollar value of the amount of royalties payable by Biodexa pursuant to Sections 5.3 and 5.5.

If no royalties are due, it shall be so reported. The correctness and completeness of each such report shall be certified in writing by the Chief Financial Officer of Biodexa.

5.7.         Currency. All royalties and other payments to be made by Biodexa to Otsuka hereunder shall be paid in U.S. dollars at par. For sales of any Licensed Product made in a currency other than U.S. dollars, and other payments subject to royalties under Section 5.5 that are denominated in a currency other than U.S. dollars, the royalty payable shall first be determined in such other currency and then be converted into its equivalent in U.S. dollars as follows: The rate of exchange to be used in computing the amount of currency equivalent in U.S. dollars shall be calculated on a month-by-month basis, with the rate to be used for each month being the average of (i) the exchange rate published by The Wall Street Journal East Coast Edition for the last day of the relevant month; and (ii) the exchange rate published by The Wall Street Journal East Coast Edition for the last day of the preceding month. If such rate is not so published, then rates published by Citibank of New York or such other bank chosen by Otsuka and reasonably acceptable to Biodexa shall be used instead. For example, in a quarterly royalty accounting report for the first Calendar Quarter, the royalty for net sales and other payments in a particular non-dollar currency is to be calculated separately for January, February and March, and for January, such royalty is to be converted into its equivalent in U.S. dollars at the average of the exchange rate for the preceding December 31 and for the applicable January 31.

5.8.         Manner of Payment. Biodexa’s payment of royalties due pursuant to Section 5.3 shall be due at the same time as the reporting covering the period in which the Net Sales were accrued, as provided in Section 5.6 (i.e., the end of the month next following the Calendar Quarter in which the Net Sales were accrued). Biodexa’s payment of royalties due pursuant to Section 5.5 shall be due at the same time as the reporting covering the period in which the relevant additional revenues were accrued (i.e., the end of the month next following the Calendar Quarter in which the additional revenues were accrued). All royalties and other payments payable by Biodexa hereunder shall be paid to Otsuka in U.S. dollars by wire transfer, or by such other method as Otsuka may reasonably request, for value no later than the due date thereof (with twenty-four (24) hours advance notice of each such wire transfer) to such bank account or accounts as Otsuka shall designate in writing within a reasonable period of time prior to such due date.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

5.9.         Late Payment. If Otsuka does not receive payment of any sum due to it on or before the due date, simple interest shall thereafter accrue on the sum due to until the date of payment at the annual rate of [***] ([***]%) per month or the maximum rate allowable by Applicable Law, whichever is lower. Any payments received by Otsuka shall be applied first to the satisfaction of any unpaid, accrued interest and then to the satisfaction of any unpaid principal.

5.10.       Taxes.

(a)          In General. Biodexa shall use Commercially Reasonable Efforts in cooperation with Otsuka to obtain the lowest Tax rate under Applicable Law for Taxes required to be deducted and withheld from a payment made under this Agreement. If Applicable Law requires that Taxes be deducted and withheld from a payment made pursuant to this Agreement, after Biodexa makes a reasonable effort to obtain the lowest Tax rate, Biodexa shall: (i) deduct those Taxes from the payment; (ii) pay the Taxes to the proper taxing authority; and (iii) send to Otsuka within [***] days following that payment evidence of the obligation together with proof of payment and any other documents Otsuka may reasonably require to secure a refund of or credit for the amount of such payment. Except for the foregoing, each Party shall be responsible for any taxes that are levied on it in connection with its obligations under this Agreement.

(b)          Tax Residence Certificate. If necessary for Otsuka to claim the benefit of a tax treaty, it shall provide Biodexa appropriate certification that it is a tax resident of a relevant jurisdiction. Upon the receipt thereof, any deduction and withholding of Taxes shall be made at the appropriate treaty tax rate.

(c)          Assessment. Either Party may, at its own expense, protest any assessment, proposed assessment, or other claim by any Governmental Authority for any additional amount of Taxes, interest or penalties or seek a refund of such amounts paid if permitted to do so by Applicable Law. The Parties shall cooperate with each other in any protest by providing records and such additional information as may reasonably be necessary for a Party to pursue such protest.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(d)          Sublicensing and Assignment. If Biodexa assigns this Agreement to an Affiliate or Third Party in compliance with Section 14.3, and if such Affiliate or Third Party shall be required by Applicable Law to withhold any additional Taxes from or in respect of any amount payable under this Agreement as a result of such assignment, then any such amount payable under this Agreement shall be increased to take into account the additional Taxes withheld as may be necessary so that, after making all required withholdings, Otsuka receives an amount equal to the sum it would have received as of the Effective Date. If Otsuka assigns this Agreement to an Affiliate or Third Party in compliance with Section 14.3, and if Biodexa or any Affiliate or Third Party shall be required by Applicable Law to withhold any additional Taxes from or in respect of any amount payable under this Agreement as a result of such assignment, then no such amount payable under this Agreement shall be increased to take into account the additional Taxes withheld.

5.11.       Books and Records. Biodexa shall keep full, true and accurate books of account containing all particulars and reasonable supporting documentation as may be necessary for the purpose of determining the Net Sales of all Licensed Products and Biodexa’s compliance in other respects with its obligations under this Agreement. The books of account and reasonable supporting documentation shall be kept at Biodexa’s principal place of business and shall be open during normal business hours for inspection no more frequently than once each Calendar Year for [***] years following the end of the Calendar Year to which they pertain (and access shall not be denied thereafter if reasonably available) by any independent Certified Public Accountant, Chartered Accountant or the equivalent retained by Otsuka for the purpose of verifying Biodexa’s payments and compliance in other respects with its obligations under this Agreement. Any amounts shown to be owed to Otsuka but unpaid shall be paid within [***] days after the accountant’s report, plus interest (as set forth in Section 5.9) from the original due date until the time paid. Otsuka shall bear the full expense of such audit unless such records are insufficient for the foregoing purposes or any such inspection discloses an underpayment of royalties of [***] percent ([***]%) or more of the amount of royalties actually due for any quarterly period, in which case, in addition to any other rights and remedies available to Otsuka under this Agreement, including termination, Biodexa shall promptly pay the reasonable cost of such inspection after Biodexa’s receipt of Otsuka’s invoice for such inspection.

6.             Intellectual Property Matters

6.1.         Inventorship in General. Inventorship of Inventions made by one or more Parties in connection with this Agreement, the Licensed Compound and Licensed Products shall be determined in accordance with U.S. patent laws. Except as provided in Section 6.3, as between the Parties, each Party shall own any Inventions made solely by its own employees and contractors (where such Party has ownership rights with respect to contractor Inventions) in the course of conducting any activities under this Agreement or relating to the Licensed Compound or Licensed Products, together with all intellectual property rights therein (“Sole Inventions”). The Parties shall jointly own any Inventions that are made jointly by employees of each Party, or contractors of a Party (where such Party has ownership rights with respect to contractor Inventions), in the course of performing activities under this Agreement or relating to the Licensed Compound or Licensed Products, together with all intellectual property rights therein (“Joint Inventions”), although for clarity, no joint development activities are contemplated by this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

6.2.         Certain Otsuka Inventions. During the Term, if employees of Otsuka, or contractors of Otsuka (where Otsuka has ownership rights with respect to contractor Inventions), make a Sole Invention that is a Related Invention, (i) Otsuka shall disclose the same to Biodexa pursuant to Section 6.5; (ii) any Know-How pertaining to such Sole Invention shall be included in the Licensed Otsuka Know-How, with the same to be subject to the license granted in Section 2.1; and (iii) any patent in the Territory claiming such Sole Invention shall be included in the Licensed Otsuka Patents, with the same to be subject to the license granted in Section 2.1.

6.3.         Certain Biodexa Inventions. Biodexa shall promptly notify Otsuka if it acquires or becomes aware of any Biodexa Background Patents outside the Territory. During the Term, if employees of Biodexa, or contractors of Biodexa (where Biodexa has ownership rights with respect to contractor Inventions), make a Sole Invention that is a Related Invention, (i) Biodexa shall disclose the same to Otsuka pursuant to Section 6.5; (ii) the Parties shall jointly own all intellectual property rights with respect to such Sole Invention, and to that end, Biodexa hereby assigns to Otsuka an undivided one half interest in and to all Patent and other intellectual property rights with respect to such Sole Invention; (iii) Otsuka’s interest in and to any Know-How pertaining to such Sole Invention shall be included in the Licensed Otsuka Know-How, with the same to be subject to the license granted in Section 2.1; (iv) Otsuka’s interest in and to any Patent in the Territory claiming such Sole Invention shall be included in the Licensed Otsuka Patents, with the same to be subject to the license granted in Section 2.1; (v) Biodexa’s interest in and to any Know-How pertaining to such Sole Invention shall be licensed to Otsuka pursuant to Section 2.3; and (vi) any patent outside the Territory claiming such Sole Invention shall be considered a Joint Patent, with Biodexa’s interest in and to the same included in the license granted in Section 2.3.

6.4.         Joint Inventions. If employees or contractors of Otsuka and Biodexa make a Joint Invention that is a Related Invention, (i) Otsuka’s interest in and to any Know-How pertaining to such Joint Invention shall be included in the Licensed Otsuka Know-How, with the same to be subject to the license granted in Section 2.1; (ii) Otsuka’s interest in and to any Patent in the Territory claiming such Joint Invention shall be included in the Licensed Otsuka Patents, with the same to be subject to the license granted in Section 2.1; (iii) Biodexa’s interest in and to any Know-How pertaining to such Joint Invention shall be licensed to Otsuka pursuant to Section 2.3; and (iv) any Patent outside the Territory claiming such Joint Invention shall be considered a Joint Patent, with Biodexa’s interest in and to the same included in the license granted in Section 2.3.

6.5.         Disclosure of Inventions. Each Party shall promptly disclose to the other Party any Inventions that such Party believes are or may be patentable and constitute Joint Inventions or Sole Inventions subject to Sections 6.2, 6.3 or 6.4.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

6.6.         Prosecution of Patents.

(a)          By Biodexa. Biodexa shall have the first right to prepare, file, prosecute, extend and maintain the Licensed Otsuka Patents (including Joint Patents) and Biodexa Background Patents in the Territory, at its own expense, provided that it must do so with respect to the Licensed Otsuka Patents in a manner reasonably calculated to obtain and maintain the broadest patent protection for the subject matter disclosed in the Licensed Otsuka Patents that is commercially reasonable, except as provided below in this Section 6.6(a). For clarity, Biodexa’s rights with respect to extension of the Licensed Otsuka Patents and Biodexa Background Patents in the Territory includes the right to apply for patent term extensions in the U.S. pursuant to 35 U.S.C. § 156 and in other jurisdictions in the Territory pursuant to supplementary protection certificates, and in all jurisdictions of the Territory with respect to any other extensions that are now or become available in the future. Biodexa shall provide Otsuka a reasonable opportunity to review and comment on material communications from any Governmental Authority in the Territory regarding any Licensed Otsuka Patents or extensions thereof and drafts of any material filings or responses to be made to such Governmental Authorities sufficiently in advance of submitting such filings or responses as to allow Otsuka a reasonable opportunity to review and comment thereon. Biodexa shall consider Otsuka’s comments regarding such communications and drafts in good faith. Biodexa shall also promptly provide Otsuka copies and confirmation of all filings, including payments of fees, finally made with respect to the Licensed Otsuka Patents and extensions thereof in the Territory. If Biodexa does not wish to continue the prosecution or maintenance of a Licensed Otsuka Patent or extension thereof in any country in the Territory, then Biodexa shall provide Otsuka with written notice of such determination at a time sufficiently far in advance of any applicable filing or payment deadline to allow Otsuka to determine its interest in continuing the prosecution or maintenance of such Licensed Otsuka Patents in such country (which notice shall be given no later than [***] days prior to any final deadline for any pending action or response that may be due with respect to such Licensed Otsuka Patents in such country with the applicable patent authority). If Otsuka provides written notice expressing its interest in assuming responsibility for the prosecution and maintenance of such Licensed Otsuka Patents in such country, (i) Biodexa will provide any assistance reasonably requested by Otsuka associated with the prosecution and maintenance of such Licensed Otsuka Patents or extension thereof in such country; and (ii) Biodexa’s rights under this agreement with respect to such Licensed Otsuka Patents or extension thereof in such country shall terminate and the same shall no longer be considered Licensed Otsuka Patents.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(b)          By Otsuka. Otsuka shall have the first right to prepare, file, prosecute, extend and maintain the Licensed Otsuka Patents, Joint Patents and Biodexa Background Patents outside the Territory, at its own expense, provided that it must do so in a manner reasonably calculated to obtain and maintain the broadest patent protection for the subject matter disclosed in the Joint Patents and Biodexa Background Patents that is commercially reasonable, except as provided below in this Section 6.6(b). For clarity, Otsuka’s rights with respect to extension of the Licensed Otsuka Patents, Joint Patents and Biodexa Background Patents outside the Territory includes the right to apply for patent term extensions in Japan and any other extensions that are now or become available in the future outside the Territory. Otsuka shall provide Biodexa a reasonable opportunity to review and comment on material communications from any Governmental Authority outside the Territory regarding any Joint Patents, Biodexa Background Patents or extensions thereof and drafts of any material filings or responses to be made to such Governmental Authorities sufficiently in advance of submitting such filings or responses as to allow Biodexa a reasonable opportunity to review and comment thereon. Otsuka shall consider Biodexa’s comments regarding such communications and drafts in good faith. Otsuka shall also promptly provide Biodexa copies and confirmation of all filings, including payments of fees, finally made with respect to the Joint Patents, Biodexa Background Patents and extensions thereof outside the Territory. If Otsuka does not wish to continue the prosecution or maintenance of a Joint Patent, Biodexa Background Patent or extension thereof outside the Territory, then Otsuka shall provide Biodexa with written notice of such determination at a time sufficiently far in advance of any applicable filing or payment deadline to allow Biodexa to determine its interest in continuing the prosecution or maintenance of such Joint Patent, Biodexa Background Patent or extension thereof in such country (which notice shall be given no later than [***] days prior to any final deadline for any pending action or response that may be due with respect to such Joint Patent, Biodexa Background Patent or extension thereof with the applicable Governmental Authority). If Biodexa provides written notice expressing its interest in assuming responsibility for the prosecution and maintenance of such Joint Patent, Biodexa Background Patent or extension thereof in such country, Otsuka will provide any assistance reasonably requested by Biodexa associated with the prosecution and maintenance of such Joint Patent, Biodexa Background Patent or extension thereof outside the Territory.

(c)          Cooperation in Prosecution. Notwithstanding the foregoing, the Parties shall use reasonable efforts to agree upon a strategy for the filing, prosecution and extension of the Licensed Otsuka Patents, Joint Patents and Biodexa Background Patents. Each Party shall provide the other Party reasonable assistance and cooperation in the Patent prosecution efforts provided above in this Section 6.6, including providing any necessary powers of attorney, executing any other required documents or instruments and providing information and assistance reasonably requested by the prosecuting Party. All communications between the Parties relating to the preparation, filing, prosecution or maintenance of the Licensed Otsuka Patents and Biodexa Background Patents, including copies of any draft or final documents or any communications received from or sent to patent offices or patenting authorities with respect to such Patents, shall be considered Confidential Information and subject to the confidentiality provisions of Article 8.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

6.7.         Listing in the Orange Book and the Like. The Party controlling prosecution, extension and maintenance of a Licensed Otsuka Patent, Joint Patent, Biodexa Background Patent or extension thereof in a particular country pursuant to Section 6.6(a) or (b) shall be responsible for listing and maintaining the same in the Orange Book in the U.S., the Patent Register in Canada, and any similar listing in any other country as applicable, including payment of all expenses related to such listing. The other Party shall assist and cooperate in such activities as provided in Section 6.6(c).

6.8.         Infringement of Patents and Trade Secrets by Third Parties.

(a)          Notification. Each Party shall promptly notify the other Party in writing of any existing, alleged or threatened infringement of a Licensed Otsuka Patent, Joint Patent, Biodexa Background Patent or extension thereof in the Field of which it becomes aware, and of any misappropriation or other violation of any trade secret rights or other legally-enforceable rights to Know-How licensed under this Agreement, and shall provide reasonable information in such Party’s possession or control concerning such infringement, misappropriation or other violation.

(b)          Infringement in the Territory. Biodexa shall have the first right, but not the obligation, to bring an appropriate suit or other action against any Third Party engaged in any existing, alleged or threatened infringement of a Licensed Otsuka Patent, Biodexa Background Patent, Joint Patent or extension thereof, including infringement related to any so-called “paragraph IV” certification pursuant to the Hatch-Waxman Act (21 U.S.C. § 355), or any misappropriation or other violation of any trade secret rights or other legally-enforceable rights to Know-How licensed under this Agreement, related to the Exploitation of the Licensed Compound or product containing the Licensed Compound in the Field in the Territory (a “Product Infringement”), subject to the provisions of this Section 6.8(b); provided that, notwithstanding anything to the contrary contained herein, if Biodexa has sublicensed rights hereunder to a Sublicensee that has [***], such Sublicensee (including Biodexa on behalf of such Sublicensee) shall have the sole right to bring any such suit or action unless otherwise agreed between the Parties (the “[***] Sole Right Designation Exception”).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(i)       Biodexa shall notify Otsuka of its election to take any action in accordance with this Section 6.8(b) at least [***] days before any time limit set forth in an Applicable Law, including the time limits set forth under the Hatch-Waxman Act (21 U.S.C. § 355). In the event Biodexa does not so elect, Biodexa shall so notify Otsuka in writing, and, subject to the [***] Sole Right Designation Exception described above, Otsuka shall have the right, but not the obligation, to commence a suit or take action to enforce a Licensed Otsuka Patent, extension thereof or trade secret rights or other legally-enforceable rights to Know-How licensed under this Agreement against such Third Party in the Territory at its own expense. If one Party elects to bring suit or take action against the Product Infringement, then the other Party shall have the right to join any such suit or action except in connection with a [***] Sole Right Designation Exception.

(ii)          The Party that has not commenced an enforcement action shall provide to the Party enforcing any rights under this Section 6.8(b) reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including by using Commercially Reasonable Efforts to have its employees testify when requested, making available relevant records, information, specimens and the like, and joining such action as a party plaintiff if required by Applicable Law to pursue such action. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts and shall reasonably consider the other Party’s comments on any such efforts, including determination of litigation strategy and filing of important papers to the court.

(iii)          The enforcing Party shall be entitled to keep the entirety of any amounts awarded in connection with such enforcement, and amounts obtained in connection with a settlement of such enforcement, except that when Biodexa is the enforcing Party, any such award shall be treated as Net Sales for purposes of Section 5.3.

(iv)          Neither Party shall enter into any settlement of any claim subject to this Section 6.8(b) that affects the other Party’s rights or interests without the other Party’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(c)          Infringement Outside the Territory. Otsuka shall have the first right, but not the obligation, to bring an appropriate suit or other action against any Third Party engaged in any existing, alleged or threatened infringement of a Biodexa Background Patent, Joint Patent or extension thereof, or any misappropriation or other violation of any trade secret rights or other legally-enforceable rights to Know-How licensed under this Agreement related to the Exploitation of the Licensed Compound or product containing the Licensed Compound in the Field outside the Territory, subject to the provisions of this Section 6.8(c).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(i)          Otsuka shall notify Biodexa of its election to take any action in accordance with this Section 6.8(c) at least [***] days before any time limit set forth in an Applicable Law. In the event Otsuka does not so elect, Otsuka shall so notify Biodexa in writing, and Biodexa shall have the right, but not the obligation, to commence a suit or take action to enforce a Biodexa Background Patent, Joint Patent, extension thereof or trade secret rights or other legally-enforceable rights to Know-How licensed under this Agreement against such Third Party outside the Territory at its own expense. If one Party elects to bring suit or take action against such infringement, misappropriation or other violation, then the other Party shall have the right to join any such suit or action.

(ii)         The Party that has not commenced an enforcement action shall provide to the Party enforcing any rights under this Section 6.8(c) reasonable assistance in such enforcement, at the enforcing Party’s request and expense, including by using Commercially Reasonable Efforts to have its employees testify when requested, making available relevant records, information, specimens and the like, and joining such action as a party plaintiff if required by Applicable Law to pursue such action. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts and shall reasonably consider the other Party’s comments on any such efforts, including determination of litigation strategy and filing of important papers to the court.

(iii)         The enforcing Party shall be entitled to keep the entirety of any amounts awarded in connection with such enforcement, and amounts obtained in connection with a settlement of such enforcement, except that when Biodexa is the enforcing Party, any such award shall be treated as Net Sales for purposes of Section 5.3.

(iv)          Neither Party shall enter into any settlement of any claim subject to this Section 6.8(c) that affects the other Party’s rights or interests without the other Party written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

6.9.         Infringement of Third Party Rights in the Territory.

(a)          Notice. If the Licensed Compound or any Licensed Product Manufactured or Commercialized by Biodexa, its Affiliates or Sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of a Patent granted, or infringement or other violation of any other intellectual property right, in the Territory, (i) the Party first having notice of the claim or assertion shall promptly notify the other Party; (ii) the Parties shall agree on and enter into a “common interest agreement” wherein such Parties agree to their shared, mutual interest in the outcome of such potential dispute; and (iii) thereafter, the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action.

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(b)          Defense. Subject to the provisions of Article 9, Biodexa shall have the first right, but not the obligation, to defend any such Third Party claim as described in Section 6.9(a) above, at Biodexa’s expense. If Biodexa does not assume the defense of such claim within [***] days after it receives notice thereof, then to the extent allowed by Applicable Law, Otsuka shall have the right, but not the obligation, to control the defense of such claim by legal counsel of its choice, at Otsuka’s expense. The non-defending Party shall reasonably cooperate with the Party conducting the defense of the claim or assertion, including if required to conduct such defense, furnishing a power of attorney. If the defending Party recovers monetary damages from any such Third Party asserting such a claim of infringement as a result of counterclaims brought by such defending Party based on any Licensed Otsuka Patent, Biodexa Background Patent, Joint Patent or extension thereof, such recovery shall be allocated in accordance with the provisions of Section 6.8(b)(iii) or 6.8(c)(iii) as applicable.

(c)          Settlement. Neither Party shall enter into any settlement of any claim described in this Section 6.9 that affects the other Party’s rights or interests without such other Party’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

6.10.       Patent Oppositions and Similar Proceedings.

(a)          Parties’ Patent Rights. If any Licensed Otsuka Patent, Joint Patent, Biodexa Background Patent or extension thereof becomes the subject of any opposition, interference, reexamination, nullity action, inter partes review, post-grant review, action for a declaratory judgment of non-infringement or other attack upon its ownership, validity or enforceability commenced by a Third Party (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, an action for infringement against a Third Party under Section 6.8(b) or (c), in which case the provisions of Section 6.8(b) or (c), as applicable, shall govern), then the Party responsible for filing, preparing, prosecuting and maintaining such Patent as set forth in Section 6.6, shall control such defense at its own expense. The controlling Party shall permit the non-controlling Party to participate in the proceeding to the extent permissible under Applicable Law, and to be represented by its own legal counsel in such proceeding, at the non-controlling Party’s expense. If either Party decides that it does not wish to defend against such action, then the other Party shall have a backup right to assume defense of such Third-Party action at its own expense.

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(b)          Third-Party Patent Rights. If either Party desires to bring an opposition, interference, reexamination, nullity action, inter partes review, post-grant review, action for a declaratory judgment of non-infringement or other attack upon the ownership, validity or enforceability of a Patent owned or controlled by a Third Party having one or more claims that potentially covers the Licensed Compound, a Licensed Product, Otsuka Product or its Exploitation anywhere in the world (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, a Third Party’s claim or assertion of infringement under Section 6.9, in which case the provisions of Section 6.9 shall govern), such Party shall so notify the other Party and the Parties shall promptly confer to determine whether to bring such action or the manner in which to settle such action. Biodexa shall have the first right, but not the obligation, to bring at its own expense and in its sole control such action in the Territory. If Biodexa does not bring such an action in the Territory, within [***] days after notification thereof pursuant to this Section 6.10(b) (or earlier, if required by the nature of the proceeding), then Otsuka shall have the right, but not the obligation, to bring, at Otsuka’s sole expense, such action. The Party not bringing an action under this Section 6.10(b) shall be entitled to separate representation in such proceeding by legal counsel of its own choice and at its own expense, and shall cooperate fully with the Party bringing such action.

6.11.       Reporting. Throughout the Term, Biodexa shall provide Otsuka reasonably detailed semiannual reports describing its activities with respect to preparation, filing, prosecution, extension, maintenance, defense and enforcement of the Licensed Otsuka Patents in the Territory, including (i) the current status of each patent or patent application included in the Licensed Otsuka Patents; and (ii) deadlines for filings and fee payments over the next [***] months. The first such report shall be due at the end of the [***] full month after the Effective Date, and successive such reports shall be due every [***] months thereafter.

6.12.       Product Trademarks. Biodexa shall have the sole right to determine the Trademarks to be used with respect to the Exploitation of Licensed Products in the Field in the Territory (“Product Trademarks”). However, Biodexa has no right to, and shall not, use any Trademark of Otsuka or its Affiliates in connection with Licensed Products. Biodexa shall own all right, title, and interest to Product Trademarks, and shall be responsible, at its sole cost and expense, for the registration, prosecution, maintenance and enforcement thereof. If Otsuka ever Commercializes outside the Territory an Otsuka Product, and Biodexa is using in commerce in the Territory a Product Trademark, then upon Otsuka’s request, Biodexa shall grant Otsuka an exclusive license under any rights Biodexa may have to such Product Trademark outside the Territory to use such Product Trademark outside the Territory in connection with such Otsuka Product.

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7.            Representations and Warranties.

7.1.          Mutual Representations and Warranties. Each of the Parties hereby represents and warrants to the other Party as of the Effective Date that:

(a)          It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization.

(b)          This Agreement is binding upon such Party and enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered a proceeding at law or equity).

(c)          The execution, delivery, and performance of this Agreement by such Party have been duly authorized by all necessary corporate action.

(d)          The execution, delivery, and performance of this Agreement by such Party do not conflict with any agreement, instrument, or understanding to which it is a party or by which it is bound, nor violate any Applicable Law or any order, judgment, injunction, decree, determination, or award of any court or other Governmental Authority presently in effect applicable to such Party.

(e)          Neither such Party nor any of its Affiliates has been debarred by the FDA or is subject to any similar sanction of any other Regulatory Authority anywhere in the world.

7.2.         Additional Representations and Warranties of Otsuka. Otsuka represents and warrants as of the Effective Date that:

(a)          Otsuka has all rights necessary to grant the license granted in Section 2.1.

(b)          The Patents set forth on Exhibit B are all of the Patents specifically related to the Licensed Compound and the Licensed Product Controlled by Otsuka.

(c)          No claim, litigation or other proceeding has been brought or, to Otsuka’s Knowledge, threatened against Otsuka or its Affiliates by any Person alleging that (i) any of the Licensed Otsuka Patents is invalid or unenforceable, or (ii) the Licensed Compound infringes any Patent of any Third Party.

(d)          To Otsuka’s Knowledge, there is no actual or threatened infringement or misappropriation of the Licensed IP by any Person in the Territory.

7.3.         Additional Representations and Warranties of Biodexa. Biodexa represents and warrants as of the Effective Date that:

(a)          Biodexa has all rights necessary to grant the license granted in Section 2.3.

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(b)          There are no existing Biodexa Background Patents.

7.4.         DISCLAIMER. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT, INCLUDING AS TO WHETHER BIODEXA, ITS AFFILIATES AND SUBLICENSEES, IN PRACTICING THE LICENSED IP, WILL BE FREE FROM ANY INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY, OR AS TO THE VALIDITY OR ENFORCEABILITY OF ANY PATENTS. EACH PARTY’S REPRESENTATIONS AND WARRANTIES UNDER THIS AGREEMENT ARE SOLELY FOR THE BENEFIT OF THE OTHER PARTY AND MAY BE ASSERTED ONLY BY THE OTHER PARTY AND NOT BY ANY AFFILIATE, SUBLICENSEE OR ANY CUSTOMER OF THE OTHER PARTY, ITS AFFILIATES OR SUBLICENSEES. EACH PARTY, ITS AFFILIATES AND SUBLICENSEES SHALL BE SOLELY RESPONSIBLE FOR ALL REPRESENTATIONS AND WARRANTIES THAT IT, ITS AFFILIATES OR SUBLICENSEES MAKE TO ANY CUSTOMER OF SUCH PARTY, ITS AFFILIATES OR SUBLICENSEES.

8.            Confidentiality

8.1.         Disclosure. Each Party shall (i) keep in strict confidence the other Party’s Confidential Information and shall not disclose the other Party’s Confidential Information to any Third Party; (ii) use the other Party’s Confidential Information solely for purposes authorized by or related to this Agreement; and (iii) not copy or reproduce any portion of the other Party’s Confidential Information other than to the extent as may be reasonably necessary for purposes authorized by or related to this Agreement. Notwithstanding the foregoing, each Party may disclose the other Party’s Confidential Information to its Representatives, Sublicensees and actual or prospective investors, acquirers, licensees, sublicensees and merger-partners that (a) have a need to know such Confidential Information; and (b) have been advised by such first Party of the confidential nature of such Confidential Information and have agreed to be bound by restrictions on disclosure and use of such Confidential Information comparable to the provisions of this Article 8. In each of the above situations, the receiving Party shall be responsible for any failure by any Person who receives Confidential Information pursuant to this Section 8.1 to treat such Confidential Information as required under this Article 8.

8.2.         Terms of this Agreement. The terms of this Agreement shall be treated as Confidential Information of both Parties.

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8.3.         Permitted Disclosures in General. Notwithstanding Section 8.1, but subject to the provisions of Sections 8.4, 8.5 and 8.6, each Party may disclose the other Party’s Confidential Information if required to disclose by Applicable Law (including requirements of any securities association, stock exchange or national securities quotation system on which such Party’s securities are listed or traded) or in response to a valid order from a judicial, administrative authority, or any securities association, stock exchange or national securities quotation system on which such Party’s securities are listed or traded, provided that the Party seeking to make such disclosure shall, to the extent reasonably possible, promptly notify the other Party in order to allow the other Party time to seek an appropriate protective order or other remedy; and provided further that any Party disclosing information under this Section 8.3 shall only disclose such information as is required in order to comply with its legal obligation.

8.4.         Publicity. Biodexa shall be entitled to make a public announcement of the execution of this Agreement, which shall be issued at a time to be mutually agreed by the Parties. Such public announcement will be substantially similar to the form of press release attached hereto as Exhibit H. Each Party agrees not to issue any other press release or other public statement disclosing other information relating to this Agreement that contains information not previously publicly disclosed in accordance with this Section 8.4 without the prior written consent of the other Party, which shall not be withheld, conditioned or delayed unreasonably.

8.5.         Securities Filings. In addition to the provisions of Section 8.3, if either Party proposes to file with the securities regulators of any applicable jurisdiction a disclosure document that describes, refers to or contains the terms of this Agreement, such Party shall notify the other Party of such intention and shall provide the other Party with a copy of relevant portions of the proposed filing a reasonable time prior to the filing thereof. The Party making such filing shall cooperate in good faith with the other Party to obtain confidential treatment of the terms of this Agreement that the other Party requests to be kept confidential or otherwise afforded confidential treatment, and shall only disclose Confidential Information that it is reasonably advised by legal counsel is legally required to be disclosed. No such notice shall be required if the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by the either Party in accordance with this Section 8.5 or otherwise approved by the other Party or disclosed in a prior press release by the Parties or other prior public disclosure made by a Party in accordance with the terms of this Article 8.

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8.6.         Publications and Promotional Materials. Except to the extent that Otsuka may waive this requirement in writing, Biodexa shall submit to Otsuka for its review any proposed academic, scientific or medical publication or presentation by Biodexa, its Affiliates and its Sublicensees that relates to the Licensed Compound or a Licensed Product or contains Licensed Otsuka Know-How or Know-How pertaining to a Joint Invention that has not been previously publicly disclosed or otherwise approved by Otsuka to be publicly disclosed, for the purposes of determining whether any portion of the proposed publication or presentation should be modified or deleted so as to preserve the value of the same. Biodexa shall consider all comments provided by Otsuka in good faith, including comments regarding the potential adverse impact on Exploitation of products outside the Territory, and subject to the terms of this Article 8, in no event shall Biodexa disclose any Confidential Information of Otsuka without Otsuka’s prior written consent. Written copies of any proposed publication or presentation required to be submitted hereunder shall be submitted to Otsuka no later than [***] days before submission for publication or presentation (the “Review Period”). Otsuka shall provide its comments with respect to such publications and presentations within [***] days after its receipt of such written copy. The Review Period may be extended for an additional [***] days in the event such extension is necessary for the preparation and filing of Patent applications. Each Party shall comply, and shall cause its Affiliates and Sublicensees to comply, with (i) standard academic practice regarding authorship of scientific publications and recognition of contribution of the other Party in any publication governed by this Section 8.6, including International Committee of Medical Journal Editors standards regarding authorship and contributions, and (ii) standard pharmaceutical industry accepted guidelines regarding promotional materials, including Pharmaceutical Research and Manufacturers of America (PhRMA) guidelines.

8.7.         Ownership. All Confidential Information and all intellectual property rights thereto, shall remain the sole property of the disclosing Party. The disclosure of Confidential Information hereunder shall not be construed to grant to the receiving Party any license or other right under any intellectual property right thereto held by the disclosing party except as specifically set forth in this Agreement.

8.8.         End of Term. Subject to Section 11.4(f), if the Term ends, the receiving Party shall, at its cost, use Commercially Reasonable Efforts promptly to (i) deliver to the disclosing Party or destroy all tangible embodiments of the other Party’s Confidential Information; and (ii) delete the other Party’s Confidential Information from any computer or other electronic or magnetic storage in the possession of, or under control of, the receiving Party or its Representatives; provided that the receiving Party may retain (a) any Confidential Information of the other Party that remains subject to a license continuing after termination; and (b) one copy of any Confidential Information for the sole purpose, in the event of a future dispute, of proving what information it did or did not receive hereunder. Such copy shall be kept in a secure manner accessible only to legal counsel of such Party.

8.9.         Injunctive Relief. Each Party agrees that monetary damages would not be a sufficient remedy for a breach or threatened breach of this Agreement by either Party or any of its Representatives and that, in the event of any such breach or threatened breach, in addition to all other rights and remedies which may be available to it, the non-breaching Party shall be entitled, without the requirement of posing a bond or other security, to seek an injunction or specific performance of the terms of this Agreement or any other remedy with equivalent effect.

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9.            Indemnification.

9.1.         Indemnification by Biodexa. Biodexa shall defend, indemnify and hold harmless Otsuka and its Affiliates, and each of their respective Representatives (each, an “Otsuka Indemnitee”) from and against any and all claims, suits, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys’ fees (collectively, “Losses”) to which any Otsuka Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party (each, a “Claim”) to the extent such Losses arise directly or indirectly out of: (i) the practice by Biodexa or its Affiliate or Sublicensee of any license granted to it under this Agreement; (ii) Development, Manufacture, Commercialization or other use, handling, storage, sale or other disposition of the Licensed Compound or Licensed Product by Biodexa or its Affiliate or Sublicensee, including recalls and Claims relating to personal injury and death; (iii) interactions and communications by Biodexa, its Affiliates and Sublicensees with Governmental Authorities, physicians or other Third Parties relating to the Licensed Compound and Licensed Products; (iv) use or reliance by Biodexa, its Affiliates or Sublicensees on any Know-How or other data or information provided to Biodexa by or for Otsuka; (v) the breach by Biodexa of any warranty, representation, covenant or agreement made by Biodexa in this Agreement; or (vi) the gross negligence or willful misconduct of Biodexa, its Affiliate or its Sublicensee, or any Representative thereof.

9.2.         Indemnification by Otsuka. Otsuka shall defend, indemnify and hold harmless Biodexa and its Affiliates, and each of their respective Representatives (each, a “Biodexa Indemnitee”) from and against any and all Losses to which any Biodexa Indemnitee may become subject as a result of any Claim to the extent such Losses arise directly or indirectly out of: (i) the practice by Otsuka or its Affiliate or Sublicensee of any license granted to it under this Agreement; (ii) Development, Manufacture, Commercialization or other use, handling, storage, sale or other disposition of the Licensed Compound or an Otsuka Product by Otsuka or its Affiliate or Sublicensee; (iii) interactions and communications by Otsuka, its Affiliates and Sublicensees with Governmental Authorities, physicians or other Third Parties relating to the Licensed Compound and Otsuka Products; (iv) use or reliance by Otsuka, its Affiliates or Sublicensees on any Know-How or other data or information provided to Otsuka by or for Biodexa; (v) the breach by Otsuka of any warranty, representation, covenant or agreement made by Otsuka in this Agreement; or (vi) the gross negligence or willful misconduct of Otsuka, its Affiliate or its Sublicensee, or any Representative thereof.

9.3.         Indemnification Procedures.

(a)          Notice. Promptly after an Otsuka Indemnitee or a Biodexa Indemnitee (each, an “Indemnitee”) receives notice of a pending or threatened Claim, such Indemnitee shall give written notice of the Claim to the Party from whom the Indemnitee is entitled to receive indemnification pursuant to Sections 9.1 or 9.2, as applicable (the “Indemnifying Party”). However, an Indemnitee’s delay in providing or failure to provide such notice shall not relieve the Indemnifying Party of its indemnification obligations, except to the extent it can demonstrate prejudice due to the delay or lack of notice.

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(b)          Defense. Upon receipt of notice under Section 9.3(a) from the Indemnitee, the Indemnifying Party shall have the duty to either compromise or defend such Claim, at its own expense by legal counsel chosen by it and reasonably satisfactory to the Indemnitee. The Indemnifying Party shall promptly (and in any event not more than [***] days after receipt of the Indemnitee’s original notice) notify the Indemnitee in writing that it acknowledges its obligation to indemnify the Indemnitee with respect to the Claim pursuant to this Article 9 and of its intention either to compromise or defend such Claim. Once the Indemnifying Party gives such notice to the Indemnitee, the Indemnifying Party is not liable to the Indemnitee for the fees of other legal counsel or any other expenses subsequently incurred by the Indemnitee in connection with such defense, other than the Indemnitee’s reasonable expenses of investigation and cooperation. However, the Indemnitee shall have the right to employ separate legal counsel with respect to the Claim at its own expense.

(c)          Cooperation. The Indemnitee shall cooperate fully with the Indemnifying Party and its Representatives in the investigation and defense of any Claim. The Indemnifying Party shall keep the Indemnitee informed on a reasonable and timely basis as to the status of such Claim (to the extent the Indemnitee is not participating in the defense of such Claim) and conduct the defense of such Claim in a prudent manner.

(d)          Settlement. If an Indemnifying Party assumes the defense of a Claim, no compromise or settlement of such Claim may be effected by the Indemnifying Party without the Indemnitee’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless: (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnitee; (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (iii) the Indemnitee’s rights under this Agreement are not adversely affected. If the Indemnifying Party fails to assume defense of a Claim within a reasonable time, the Indemnitee may settle such Claim on such terms as it deems appropriate with the consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed), and the Indemnifying Party shall be obligated to indemnify the Indemnitee for such settlement as provided in this Article 9.

10.         Limitation of Liability. EXCEPT FOR A PARTY’S INDEMNIFICATION OBLIGATIONS SET FORTH IN ARTICLE 9, ANY BREACH OF ARTICLE 2 (LICENSES) OR ARTICLE 8 (CONFIDENTIALITY), OR GROSS NEGLIGENCE OR WILFUL MISCONDUCT, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY (OR THE OTHER PARTY’S AFFILIATES OR SUBLICENSEES) FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY Or PUNITIVE DAMAGES UNDER ANY THEORY, INCLUDING CONTRACT, NEGLIGENCE, OR STRICT LIABILITY, EVEN IF THAT PARTY HAS BEEN PLACED ON NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

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11.         Term and Termination

11.1.       Term. This Agreement shall become effective as of the Effective Date and shall continue in full force and effect (unless and until terminated pursuant to Section 11.3) with respect to each country of the Territory on a country-by-country basis until the expiration of the Royalty Term for all Licensed Products in each such country in the Territory. After expiration of the Royalty Term, on a country-by-country basis, the rights and licenses granted by Otsuka to Biodexa under this Agreement to Exploit Licensed Products in the Field in such country in the Territory shall convert to an irrevocable, perpetual, exclusive, royalty-free and fully paid-up (subject to Section 11.2), license, with the right to grant sublicenses (through multiple tiers, but subject to Section 11.2(b)) solely in such country.

11.2.       Effects of Expiration in One or More Countries. Upon the effective date of expiration of this Agreement in any country in accordance with Section 11.1:

(a)          Biodexa and its Affiliates and Sublicensees must not sell or otherwise distribute Licensed Products from a country of the Territory in which the Royalty Term has expired into a country of the Territory in which the Royalty Term has not expired, or permit any of their authorized distributors to do so, unless Biodexa pays royalties on the sales in the country in which the Royalty Term has not expired in accordance with Article 5.

(b)          For so long as the Agreement remains in effect in one or more countries, sublicenses must comply with the requirements of Section 2.2 even insofar as they convey rights in a country in which the Royalty Term has expired.

(c)          Biodexa’s obligation to pay royalties under Section 5.3 and provide associated reporting under Section 5.6 shall apply to sales and other Licensed Product dispositions before expiration of the Royalty Term in the relevant country, and Section 5.4 and Sections 5.7 through 5.11 shall apply to such payments.

(d)          Biodexa’s obligation to make sublicense-related payments under Section 5.5 shall apply to any sublicense transaction or series of related transactions that includes a country in which the Royalty Term has not expired, even if the Royalty Term has expired in one or more countries that are also included in the sublicense transaction or series of related transactions.

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(e)          Subject to Section 11.6, all the provisions of this Agreement specifically identified as applying during the Term, or during a period that extends beyond expiration of the Royalty Term in a particular country, shall continue to apply to the relationship between the Parties, even though the Royalty Term has expired in certain countries.

11.3.       Termination. This Agreement may be terminated in any of the following circumstances.

(a)          Consensual Termination. The Parties may agree in writing to terminate this Agreement at any time.

(b)          Unilateral Termination by Biodexa. Biodexa may terminate this Agreement at any time upon [***] months’ written notice to Otsuka. If Biodexa determines that it, its Affiliates and its Sublicensees do not wish to continue Development or Commercialization of the Licensed Compound and Licensed Products, Biodexa shall provide such notice of termination.

(c)          Cessation of Development or Commercialization. This Agreement shall terminate automatically if Biodexa is not, directly or through its Affiliates or Sublicensees, actively engaged in Development or Commercialization activities for a continuous period of longer than [***]; it being understood and agreed that such [***] shall be extended for any then-existing Force Majeure event or any Regulatory Authority directive (including any then-existing clinical hold decision in accordance with Applicable Law) that materially impedes otherwise contemplated Development or Commercialization activities. If Otsuka ever has questions as to whether Biodexa is actively engaged in Development or Commercialization activities, and provides Biodexa written notice inquiring concerning the same, Biodexa shall within [***] days respond in writing with reasonable information concerning the status of its Development and Commercialization activities.

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(d)          Default Termination. Either Party (the “Non-Breaching Party”) may terminate this Agreement if the other Party (the “Breaching Party”) has materially breached this Agreement, and such material breach either is not curable or has not been cured within (a) [***] days after the Breaching Party receives written notice of such breach from the Non-Breaching Party, in the case of a breach occurring before First Commercial Sale; or (b) [***] days after the Breaching Party receives written notice of such breach from the Non-Breaching Party, in the case of a breach occurring after First Commercial Sale (in either case, the “Cure Period”); provided that the Cure Period shall be [***] days after the Breaching Party receives written notice of such from the Non-Breaching Party if the breach is a breach of a Party’s obligation to use Commercially Reasonable Efforts hereunder. The written notice describing an alleged material breach shall provide sufficient detail reasonably to put the Breaching Party on notice of such material breach. Any termination of this Agreement pursuant to this Section 11.3(d) shall become effective immediately if such material breach is not curable, or otherwise at the end of the Cure Period, unless the Breaching Party has cured such material breach prior to the expiration of such Cure Period, or unless such allegedly breaching Party disputes such breach. The right of either Party to terminate this Agreement as provided in this Section 11.3(d) shall not be affected in any way by such Party’s waiver of or failure to take action with respect to any previous breach under this Agreement. If the Parties reasonably and in good faith disagree as to whether there has been a material breach, including as to whether such breach was material, (i) the Party that disputes whether there has been a material breach may contest the allegation in accordance with Article 12; (ii) the Cure Period shall run from the date that written notice was first provided to the Breaching Party by the Non-Breaching Party through the resolution of such dispute pursuant to Article 12; and (iii) during the pendency of a dispute pursuant this Section 11.3(d), all of the terms of this Agreement shall remain in effect, and the Parties shall continue to perform all of their respective obligations under this Agreement.

(e)          Termination for Insolvency. Either Party may terminate this Agreement by written notice to the other Party if the other Party makes a general assignment for the benefit of creditors, files an insolvency petition in bankruptcy, petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors, or becomes a party to any proceeding or action of the type described above, and such proceeding or action remains un-dismissed or un-stayed for a period of more than [***] days.

(f)          Termination for Patent Challenge. Otsuka may terminate this Agreement at any time upon written notice to Biodexa, if Biodexa, or any of Biodexa’s Affiliates or Sublicensees, directly, or indirectly through assistance granted to a Third Party, commences any interference or opposition proceeding, challenges the validity or enforceability of, or opposes any extension of or the grant of a supplementary protection certificate with respect to any Licensed Otsuka Patent or Joint Patent (a “Patent Proceeding”).

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

11.4.       Effects of Termination. All of the following effects of termination are in addition to the other rights and remedies that may be available to either of the Parties under this Agreement and shall not be construed to limit any such rights or remedies. Upon the effective date of termination (but not expiration) of this Agreement in accordance with Section 11.3:

(a)          All rights and licenses granted to Biodexa in this Agreement shall terminate and revert to Otsuka, and Biodexa shall cease any and all Development, Manufacture, and Commercialization activities with respect to the Licensed Compound and Licensed Products, except that Biodexa, at its option, shall be entitled to sell any completed inventory of a Licensed Product that remains unsold as of the date of the termination, so long as the sales are completed within [***] after the date of termination and Biodexa pays to Otsuka royalties applicable to said subsequent sales in accordance with the terms of this Agreement;

(b)          Subject to the provisions of Section 2.2(e), all sublicenses under the rights and licenses granted to Biodexa in this Agreement shall also terminate;

(c)          All payment obligations under this Agreement shall terminate, other than obligations to pay amounts that have accrued and are unpaid as of the effective date of termination or become payable as a result of post-termination sales permitted by Section 11.4(a);

(d)          Biodexa promptly shall assign to Otsuka without charge all of Biodexa’s rights in and to Joint Patents and Biodexa Background Patents owned by Biodexa that may be necessary or reasonably useful for Otsuka to Exploit the Licensed IP and Otsuka Products;

(e)          Biodexa promptly shall assign to Otsuka without charge all Regulatory Materials of Biodexa and its Affiliates in respect of the Licensed Compound and Licensed Products; and

(f)          At Otsuka’s election with respect to any part of the following, Biodexa promptly shall deliver to Otsuka all physical manifestations of the Licensed IP and all physical manifestations derived from the use thereof, including the entire inventory of Licensed Compound and intermediates in the Manufacture thereof, and Licensed Products remaining after the sell-off period specified in Section 11.4(a) at the cost of Otsuka (and in the case of inventory and intermediates upon reimbursement of Biodexa’s then-existing carrying costs), and records relating to the Development and Commercialization of Licensed Products, including records relating to Clinical Trials, necessary or reasonably useful for the Development or Commercialization of Otsuka Products.

Termination of this Agreement shall not affect the remedies of either Party otherwise available at law or in equity in relation to any rights accrued under this Agreement prior to termination.

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11.5.       Remedies. Termination of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration, nor prejudice either Party’s right to obtain performance of any obligation. Each Party shall be free, pursuant to Article 12, to seek, without restriction as to the number of times it may seek, damages, expenses and remedies that may be available to it under Applicable Law or in equity and shall be entitled to offset the amount of any damages and expenses obtained against the other Party in a final determination under Article 12, against any amounts otherwise due to such other Party under this Agreement.

11.6.       Survival. The following provisions shall survive any expiration or termination of this Agreement for the period of time specified therein (or, if no such period is specified, indefinitely): Article 1; Sections 2.2(e), 2.3, 2.4, 2.5, 2.6 (for so long as the Royalty Term has not expired or been terminated in any one or more other countries in the Territory), 2.8, 3.6 (for the period set forth therein), 3.10, 4.4, 4.5, 4.6 (for so long as the Royalty Term has not expired or been terminated in any one or more other countries in the Territory), 4.7 (for so long as the Royalty Term has not expired or been terminated in any one or more other countries in the Territory), 4.8, 4.9 (for so long as the Royalty Term has not expired or been terminated in any one or more other countries in the Territory), 5 (solely with respect to countries in the Territory for which the Royalty Term has not expired or been terminated, and obligations to pay amounts that have accrued and are unpaid as of the effective date of expiration or termination), Article 6 (solely with respect to countries in the Territory for which the Royalty Term has not expired or been terminated), Section 7.4, and Articles 8, 9, 10, 11, 12, 13 and 14.

12.         Dispute Resolution

12.1.       Exclusive Dispute Resolution Mechanism. The Parties agree that the procedures set forth in this Article 12 shall be the exclusive mechanism for resolving any dispute, controversy, or claim between the Parties that may arise from time to time pursuant to this Agreement relating to either Party’s rights or obligations hereunder (each, a “Dispute”) that is not resolved through good faith negotiation between the Parties.

12.2.       Resolution by Executive Officers. Except as otherwise provided in this Section 12.2, in the event of any Dispute, the Parties shall first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. In the event that such Dispute is not resolved on an informal basis within [***] days after receipt of written notice of such Dispute by a Party, either Party may, by written notice to the other Party, refer the Dispute to the senior executive officer (or his/her delegate) of the other Party for attempted resolution by good faith negotiation within [***] days after such notice is received. Each Party may, in its sole discretion, seek resolution of any and all Disputes that are not resolved under this Section 12.2 in accordance with Section 12.3.

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12.3.       Arbitration. Any unresolved Dispute that was subject to Section 12.2 shall be settled by arbitration administered by the International Centre for Dispute Resolution in accordance with its International Arbitration Rules. The place of arbitration shall be New York, New York. The language of the arbitration shall be English. The arbitrator(s) shall have experience with intellectual property licensing in the pharmaceutical industry. Pre-hearing information exchange shall be limited to the reasonable production of relevant non-privileged documents explicitly referred to by a party for the purpose of supporting relevant facts presented in its case, carried out expeditiously. Except as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both Parties.

12.4.       Preliminary Injunctions. Notwithstanding anything in this Article 12 to the contrary, a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis, pending the decision of the arbitrator(s) on the ultimate merits of any Dispute.

13.         Notices. Any notice, request, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be hand delivered or sent by a recognized overnight delivery service, expenses prepaid, or by electronic mail (with receipt confirmed), to the following addresses or to such other addresses as a Party may designate by written notice in accordance with this Article 13:

If to Otsuka:

Director, Global Business Development

Otsuka Pharmaceutical Co., Ltd.

Shinagawa Grand Central Tower

2-16-4 Konan, Minato-ku, Tokyo 108-8241, Japan

Email: [***]

with a copy to:

Director, Legal Affairs Department

Otsuka Pharmaceutical Co., Ltd.

Shinagawa Grand Central Tower

2-16-4 Konan, Minato-ku, Tokyo 108-8241, Japan

Email: [***]

If to Biodexa:

Stephen Stamp, CEO

Biodexa Pharmaceuticals PLC

1 Caspian Point

Caspian Way, Cardiff, CF10 4DQ, United Kingdom

Email: [***]

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With a copy (which shall not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP

2100 Pennsylvania Avenue, N.W.

Washington, D.C. 20037

Attention: David Schulman

Email: [***]

14.         Miscellaneous

14.1.       Designation of Affiliates. Each Party may discharge any obligations and exercise any rights hereunder through delegation of its obligations or rights to any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

14.2.       Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting Force Majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a Force Majeure affecting such Party. If a Force Majeure persists for more than [***] days, then the Parties shall discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such Force Majeure.

14.3.       Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent shall not be unreasonably withheld, conditioned or delayed), except that (i) either Party may assign this Agreement without the other Party’s consent to any Affiliate; and (ii) either Party may assign this Agreement without the other Party’s consent to a successor to all or substantially all of the business of such assigning Party to which this Agreement relates, whether in a merger, sale of stock or units, sale of assets or other transaction; provided that, in the case of any assignment by Biodexa, the assignee has the technological and business capability and sufficient financial resources to Exploit a Licensed Product (and it is understood and agreed that any Third Party which has at least [***] U.S. dollars (USD $[***]) of revenue from sales of pharmaceutical products in the immediately preceding calendar year shall be deemed to be a Third Party with the technological and business capability and sufficient financial resources to Exploit a Licensed Product). Any permitted successor or assignee of rights and/or obligations permitted hereunder shall, in writing to the other Party, expressly assume performance of such rights and/or obligations. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 14.3 shall be null and void.

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14.4.       Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any arbitrator or court of competent jurisdiction from which decision no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

14.5.       Waiver and Non-Exclusion of Remedies. Any term of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

14.6.       Further Assurances. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof.

14.7.       Relationship of the Parties. The Parties are independent contractors, and the relationship between the Parties shall not constitute or be considered a partnership, joint venture or agency, including for Tax purposes. Neither Otsuka nor Biodexa shall have the authority to make any statements, representations or commitments of any kind, or to take any other action, that shall be binding on the other, without the prior written consent of the other Party to do so. All persons employed by a Party shall be employees of that Party and not of the other Party and all expenses and obligations incurred by reason of such employment shall be for the account and expense of such Party.

14.8.       Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by .pdf or other electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original handwritten signatures.

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14.9.       Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders. Whenever this Agreement refers to Applicable Law, it means the same as it may be amended or superseded. Whenever this Agreement refers to a number of days, such number refers to calendar days. The captions of this Agreement are for the convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The terms “including,” “include,” or “includes” as used herein shall mean “including, but not limited to,” and shall not limit the generality of any description preceding such term. The language of this Agreement shall be deemed to be language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement.

14.10.       Governing Law. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state.

14.11.       Amendments. No alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized Representative of each Party.

14.12.       Order of Precedence. In the event of any inconsistency between the body of this Agreement and the Exhibits to this Agreement or any subsequent agreements ancillary to this Agreement, unless otherwise expressly stated to the contrary in such Exhibit or subsequent ancillary agreement, the terms contained in this Agreement shall control.

14.13.       Entire Agreement. This Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior agreements and understandings between the Parties with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have signed this Agreement as of the Effective Date.

OTSUKA PHARMACEUTICAL CO., LTD.

By:	/s/ Hiroaki Ono
Name:	Hiroaki Ono
Title:	Executive Managing Director & Board Member (Pharmaceutical Business Division)
Date:	February 2, 2026

By:	/s/ Takeshi Watanabe
Name:	Takeshi Watanabe
Title:	Senior Vice President & Operating Officer, Director (Dept. of Business Dev.)
Date:	February 2, 2026

BIODEXA PHARMACEUTICALS PLC

By:	/s/ Stephen Stamp
Name:	Stephen Stamp
Title:	Chief Executive Officer
Date:	February 3, 2026

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Exhibit A

Licensed Compound

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit B

Licensed Otsuka Patents

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit C

Development Documents*

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit D

Manufacturing Documents*

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit E

Data Sharing Agreement

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit F

Subject Matter to Be Addressed in Development Plan

[***]

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Exhibit G

Subject Matter to be Addressed in Commercialization Plan

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit H

Form of Press Release

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